Exhibit 10.13

R&D Tax Incentive Prepayment Loan Facility Agreement

Lender: Grandlodge Capital Pty Ltd

Borrower: Immuron Limited

Security Provider: Immuron Limited

R&D Tax Incentive Prepayment Loan Facility Agreement

Table of Contents

1	Definitions and interpretation		4
	1.1	Definitions	4
	1.2	Construction	15
2	R&D Tax Incentive Prepayment Loan Facility		17
	2.1	Grant of Facility	17
	2.2	Conditions Precedent to Closing	17
	2.3	Conditions Precedent to subsequent Drawdowns	17
	2.4	Waiver of compliance	18
3	Drawdowns		18
	3.1	Drawdown Notice	18
	3.2	Drawdown Procedure	18
	3.3	Confirmation of Drawdown	19
4	Variations to Commitment		19
	4.1	Automatic variations to Commitment	19
	4.2	Voluntary variations to Commitment	19
	4.3	Reductions to Commitment consequent on Repayment	19
	4.4	Limitation	19
5	Repayment and prepayments		20
	5.1	Repayments	20
	5.2	Prepayments	20
	5.3	General provisions related to repayment	20
6	Interest		20
	6.1	Interest periods	20
	6.2	Calculation of interest	20
	6.3	Payment of interest	21
7	Interest on overdue amounts		21
	7.1	Payment of interest	21
	7.2	Accrual of interest	21
8	Fees		21
	8.1	Establishment fee	21
	8.2	Commitment fee	22
9	Payments		22
	9.1	Time, place and manner	22
	9.2	No set-off, counterclaim or merger	22
	9.3	Insufficient payment	23
	9.4	Payments in gross	23
10	Taxes		23
	10.1	No deduction for Taxes	23
	10.2	Events triggering payment net of Taxes	23
	10.3	Procedure for payment net of taxes	23
11	Illegality		24
12	Increased cost		24
	12.1	Obligation to indemnify	24
	12.2	Good faith	25

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	12.3	Exceptions	25
13	Representations and warranties		25
	13.1	General representations and warranties	25
	13.2	Information representations and warranties	28
	13.3	Corporate representations and warranties	29
	13.4	Repetition of representations and warranties	29
	13.5	Survival of representations and warranties	29
	13.6	Reliance by Lender	29
14	Designated Account		29
	14.1	Establishment	29
	14.2	Offsets for FY 2017	30
	14.3	Closure of account	30
15	Undertakings		30
	15.1	Duration and benefit	30
	15.2	R&D Advisor Report	30
	15.3	Offsets	31
	15.4	Information	32
	15.5	Cash conservation program and Borrower's activities	34
	15.6	Restrictions on Disposals	35
	15.7	Liabilities	35
	15.8	Use of funds, Distributions and share capital	36
	15.9	Environmental matters	36
	15.10	Intellectual Property Rights	37
	15.11	Insurance	38
	15.12	Authorisations	39
	15.13	Security Property	40
	15.14	General undertakings	40
16	Default and termination		42
	16.1	Events of Default	42
	16.2	Lender's rights on Event of Default	45
17	Guarantee and indemnity		45
	17.1	Guarantee	45
	17.2	Satisfaction of Obligations	45
	17.3	Indemnity	46
	17.4	Liability as Guarantor and indemnifier	46
	17.5	Principal obligation	46
	17.6	Absolute and unconditional liability	46
	17.7	No merger	47
	17.8	No obligation to gain consent	47
	17.9	Appropriation	47
	17.10	No set-off or counterclaim	48
	17.11	Restriction on Guarantor's dealings	48
	17.12	Claim on a Guarantor	48
	17.13	Waiver of rights	49
	17.14	Continuing obligation	49
18	Additional Guarantors and Security		49
	18.1	Additional Guarantors	49
	18.2	Accession Agreements	49

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	18.3	Additional Security	50
19	Indemnities		50
20	Set-off		51
21	Costs, stamp duties and GST		51
	21.1	Costs	51
	21.2	Security Provider to bear cost	51
	21.3	Stamp duty	51
	21.4	GST	52
22	Assignments and confidentiality		52
	22.1	Successors and assigns	52
	22.2	Assignments by Security Providers	52
	22.3	Assignments by Lender	52
	22.4	Confidentiality	52
23	Governing law and jurisdiction		53
	23.1	Governing law	53
	23.2	Jurisdiction	53
24	Miscellaneous		54
	24.1	Certificate of Lender	54
	24.2	Notices	54
	24.3	Continuing obligation	55
	24.4	Settlement conditional	55
	24.5	Further acts and documents	56
	24.6	Attorney	56
	24.7	Severance	57
	24.8	Powers cumulative	57
	24.9	Waiver	57
	24.10	Consents	57
	24.11	Indemnities	57
	24.12	Time of the essence	57
	24.13	Moratorium legislation	57
	24.14	Binding on each signatory	58
	24.15	Counterparts	58
	24.16	Entire agreement	58
25	No representation by or reliance		58
26	Capacity of trustee		58
Schedule 1 - Loan Details			60
Schedule 2 – Documentary Conditions Precedent			63
Schedule 3 – Form of Drawdown Notice			66
Schedule 4 – Accession Agreement			67
Schedule 5 – Verification Certificate			69
Schedule 6 – Group Structure Diagram			71
Schedule 7 – Agreed Cashflow Forecast			72

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This Agreement is made on 9th Day of May 2017

Parties	1.	Immuron Limited [ACN 063 114 045] of Suite 1, 1233 High Street, Armadale, Victoria, Australia 3143 (Borrower)

2.	Grandlodge Capital Pty Ltd [ACN 056 187 467] of Level 1, Suite 10, 248 Maroondah Highway, Chirnside Park, Victoria, Australia. 3116 (Lender)

3.	Immuron Limited [ACN 063 114 045] of Suite 1, 1233 High Street, Armadale, Victoria, Australia 3143 (Security Provider)

Background

The Lender has agreed to Drawdown funds to the Borrower and the Borrower has agreed to accept a $500,000 R&D Tax Incentive Prepayment Loan Facility Agreement secured by the Security Provider on the terms and conditions set out in this document.

It is agreed

1	Definitions and interpretation

1.1	Definitions

In this document the following definitions apply unless the context indicates otherwise:

(1)	Accounting Standards means the accounting principles and practices applying by applicable law or otherwise generally accepted in Australia, consistently applied;

(2)	Accession Agreement means an agreement, substantially in the form of Schedule 4, entered into in accordance with clause 18.

(3)	Accession Documents means, in relation to an Additional Guarantor:

(a)	an Accession Agreement to be entered into by the Additional Guarantor; and

(b)	a general security deed referred to in clause 18.1 by the Additional Guarantor as grantor.

(4)	Accounts means profit and loss accounts and balance sheets together with statements, reports and notes, including a director’s report or an auditor’s report, attached to or intended to be read with any of those profit and loss accounts or balance sheets; In this agreement:

(5)	Additional Guarantor means any person which becomes party to this agreement as a Guarantor in accordance with clause 18.1.

(6)	Aggregated Turnover has the meaning given to it in section 328-115 the Income Tax Assessment Act 1997 (Cth).

(7)	Agreed Cash Flow Forecast means the forecast referred to in paragraph (b) of Item 17 of the Loan Details in Schedule 1.

(8)	Approved R&D Advisor means such firm of R&D advisors as determined by the Lender in consultation with the Borrower whose details are set out at Item 18 of the Loan Details in Schedule 1.

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(9)	Asset Finance Security Interest means each Security Interest (if any) registered against the Borrower on the Personal Property Securities Register as at the date of this agreement.

(10)	Authorisation means:

(a)	any authorisation, permit, consent, approval, resolution, licence, exemption, permission, recording, filing or registration required by any Government Authority or any law; and

(b)	in relation to any act, matter or thing which will be prohibited or restricted either in whole or in part by any law if a Government Authority intervenes or acts in any way within a specified period after lodgement, filing, registration, notification or any other event, the expiry of that period without intervention or action.

(11)	Authorised Investments means:

(a)	bonds, debentures, stock, treasury bills, notes or any other security issued by the Commonwealth of Australia or any government of any State or Territory of the Commonwealth of Australia; and

(b)	any other investment which is denominated in dollars and has adequate creditworthiness and liquidity approved from time to time by the Lender (which approval may be withdrawn at any time provided that any individual investment then held by any Security Provider will continue to be an Authorised Investment whilst it is so held).

(12)	Authorised Officer means:

(a)	in relation to any Security Provider, a person appointed as an authorised officer of that Security Provider for the purposes of the Finance Documents by a resolution of the board of directors of that Security Provider:

(b)	in respect of whom the Lender has received a certificate signed by a director of that Security Provider setting out that person's name, position and signature and confirming the appointment; and

(c)	whose identity has been verified to the Lender's satisfaction in order to comply with its know your client procedures, provided the Lender has not received notice of revocation of that appointment; and

(d)	in relation to the Lender, any attorney or agent of the Lender or any officer of the Lender whose title is or includes the word Director or Executive.

(13)	Availability Period means, in respect of a Drawdown:

(a)	A period of five Business Days (or such other shorter period as advised in writing by the Lender) from the date of the R&D Advisor Report in respect of the Tax Rebate for the Reference R&D Period to the Repayment Date; or,

(b)	the date on which the Commitment for Closing is cancelled in accordance with this agreement; or

(c)	any other period agreed in writing between the Lender and the Borrower on or after the date of this agreement in respect of a Drawdown.

(14)	Bill has the meaning given to "bill of exchange" in the Bills of Exchange Act 1909 (Cth), but does not include a cheque or payment order and any reference to the drawing, acceptance, endorsement or other dealing of or with a Bill refers to a drawing, acceptance, endorsement or other dealing within the meaning of that Act.

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(15)	Binding Requirement means:

(a)	any law; or

(b)	any administrative guideline, directive, request or policy of any Government Authority whether or not having the force of law and, if not having the force of law, the observance of which is in accordance with the practice of responsible banks, financial institutions or lenders.

(16)	Break Costs means the loss or liability, if any, incurred by the Lender (as determined by it in its sole opinion), including loss of margin, because of:

(a)	the liquidation or re-deployment of deposits or other funds acquired or contracted for by the Lender to fund or maintain any Drawdown or Unpaid Sum; or

(b)	the reversing or termination of any agreement or arrangement entered into by the Lender to hedge, fix or limit its effective cost of funding or maintaining any Drawdown or Unpaid Sum,

(c)	to the extent that loss or liability arises as a result of the prepayment of that Drawdown or Unpaid Sum on any date other than the last day of an Interest Period for that amount. The amount of Break Costs will be the amount payable in lieu of the interest which would otherwise have been paid if no prepayment had occurred.

(17)	Business Day means a day that is not a Saturday, Sunday or a public or bank holiday in the Relevant Jurisdiction;

(18)	Change means:

(a)	a change to any Binding Requirement;

(b)	the introduction of a new Binding Requirement; or

(c)	a change in the interpretation or administration of a Binding Requirement, in any case occurring after the date of this agreement.

(19)	Collateral means all PPSA Personal Property and all Other Property;

(20)	Collateral Security means any document that grants a Security Interest to the Secured Party, any Guarantee in favour of the Secured Party or other document or agreement at any time created or entered into in connection with or as security for any Secured Money;

(21)	Commitment means, in respect of an Drawdown, the amount specified in respect of the Drawdown in Item 5 of the Loan Details in Schedule 1 to the extent not cancelled or reduced in accordance with the terms of this agreement.

(22)	Constitution means, in relation to any person, the replaceable rules, constitution or combination of both (as those terms are used in section 134 of the Corporations Act) of that person (if any).

(23)	Contamination means the presence in, on or under any land, air or water of a substance (whether a solid, liquid, gas, odour, heat, sound, vibration or radiation) at a concentration above the concentration at which the substance is normally present in, on or under (respectively) land, air or water in the same locality, being a presence that presents a risk of harm to human health or any other aspect of the Environment.

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(24)	Controller has the meaning given in the Corporations Act;

(25)	Corporations Act means the Corporations Act 2001 (Cth);

(26)	Cost means any cost (including any internal costs of administration), expense, charge, liability or disbursement.

(27)	Delegate means any officer, employee, agent or attorney of the Lender.

(28)	Designated Account means the bank account to be established by the Trustee in accordance with clause 15 to receive the tax rebate Offset payments.

(29)	Disposal means any sale, assignment, transfer, lease or other disposal, or grant of any interest whether:

(a)	in a single transaction or in a series of transactions (whether related or not); or

(b)	voluntarily or involuntarily.

(30)	Distribution means:

(a)	any dividend, charge, interest, fee, payment or other distribution (whether cash or assets) or redemption, repurchase, defeasance, retirement or repayment on or in respect of any Marketable Security issued by any Group Member;

(b)	any interest payment, any repayment or prepayment of any amount of principal or any other payment in respect of any liability of any Group Member to any shareholder of the Borrower (or to any Related Body Corporate of any shareholder of the Borrower which is not an Security Provider) at any time in connection with any Financial Liability; or

(c)	any management, advisory or other fee payable to, or to the order of, any shareholder of the Borrower (or to any Related Body Corporate of any shareholder of the Borrower which is not an Security Provider).

(31)	Drawdown means Drawdown 1

(32)	the cash Drawdown in the form of a loan the amount of which is specified in Item 6 of the Loan Details in Schedule 1 for Drawdown 1 to be made available by the Lender to the Borrower or, where the context requires, the principal amount of that loan outstanding.

(33)	Encumbrance means a mortgage, charge, pledge, lien, security interest, title retention, preferential right, trust arrangement, contractual right of set-off and any other encumbrance security agreement or arrangement in favour of any person, including any Security Interest.

(34)	Environment means components of the earth, including:

(a)	land, air and water;

(b)	any layer of the atmosphere;

(c)	any organic or inorganic matter and any living organism; and

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(d)	any human made or modified structure or area,

(e)	and includes interacting natural ecosystems that include components referred to in paragraphs (a) to (d) of this definition.

(35)	Environmental Law means any law relating to:

(a)	the Environment (including any law relating to land use, planning, environmental assessment, pollution, Contamination, chemicals, waste, the use or presence of asbestos or dangerous goods or hazardous substances, building regulation, the occupation of buildings, heritage, species, flora and fauna or noise); or

(b)	any aspect of protection of the Environment.

(36)	Estimated R&D Rebate has the meaning given to it in Item 15 of the Loan Details in Schedule 1.

(37)	Event of Default has the meaning given in clause 16.1.

(38)	Event of Insolvency means:

(a)	a controller (as defined in section 9 of the Corporations Act), administrator or similar officer is appointed, or steps are taken to appoint such an officer, in respect of a person or any asset of a person;

(b)	a liquidator or provisional liquidator is appointed in respect of a person;

(c)	any application (not withdrawn or dismissed within 7 days) is made to a court for an order, an order is made, a meeting is convened or a resolution is passed, for the purpose of:

(d)	appointing a person referred to in paragraph (a) or (b) of this definition;

(e)	winding up or deregistering a person; or

(f)	proposing or implementing a scheme of arrangement, other than with the prior approval of the Lender under a solvent scheme of arrangement pursuant to Part 5.1 of the Corporations Act;

(g)	any application (not withdrawn or dismissed within 7 days) is made to a court for an order, a meeting is convened, a resolution is passed or any negotiations are commenced, for the purpose of implementing or agreeing:

(h)	a moratorium of any debts of a person;

(i)	any other assignment, composition or arrangement (formal or informal) with a person's creditors; or

(j)	any similar proceeding or arrangement by which the assets of a person are subjected conditionally or unconditionally to the control of that person's creditors or a trustee,

(k)	or any agreement or other arrangement of the type referred to in this paragraph (d) is ordered, declared or agreed to;

(l)	as a result of the operation of section 459F(1) of the Corporations Act, a person is taken to have failed to comply with a statutory demand (as defined in the Corporations Act);

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(m)	any writ of execution, garnishee order, mareva injunction or similar order, attachment or other process is made, levied or issued against or in relation to any asset of a person;

(n)	anything analogous to anything referred to in paragraphs (a) to (f) inclusive of this definition, or which has a substantially similar effect, occurs with respect to a person under any law; or

(o)	a person is, or admits in writing that it is, or is declared to be, or is taken under any applicable law to be (for any purpose), insolvent or unable to pay its debts.

(39)	Excluded Tax means any Tax imposed by any jurisdiction on the overall net income of the Lender as a consequence of the Lender being a resident of or organised or doing business in that jurisdiction other than any Tax:

(a)	calculated on or by reference to the gross amount of any payment (without the allowance of any deduction) derived under any Finance Document by the Lender; or

(b)	imposed as a result of the Lender being considered a resident of or organised or doing business in that jurisdiction solely as a result of:

(c)	it being a party to any Finance Document; or

(d)	any transaction contemplated by any Finance Document.

(40)	Facility means the term loan facility comprising Drawdown 1, and any other agreed Drawdowns mutually agreed to under this agreement, as referred to in clause 2.1.

(41)	Finance Document means:

(a)	this agreement;

(b)	any Warranty Instrument;

(c)	any Security;

(d)	each Subordination Deed;

(e)	any Accession Agreement; or

(f)	any other document as agreed by the Borrower and the Lender to be, for the purposes of this agreement, a Finance Document.

(42)	Financial Close means the date on which the first Drawdown is made.

(43)	Financial Liability of a person means any liability or indebtedness (whether present or future, actual or contingent) of that person for or in respect of:

(a)	money borrowed or raised and debit balances at banks or financial institutions;

(b)	its obligations as lessee under any lease which in accordance with Accepted Accounting Practices would be treated as a finance or a capital lease;

(c)	any indemnity obligation in respect of any guarantee, indemnity, bond or letter of credit or similar instrument issued by a bank or financial institution;

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(d)	any guarantee, indemnity, letter of credit or similar assurance in respect of financial loss given in connection with any Financial Liability (as referred to in any other paragraph of this definition) of another person;

(e)	any amount payable in connection with the redemption of any redeemable preference share issued by that person;

(f)	amounts raised under or in connection with any Bill acceptance, endorsement or discounting arrangement;

(g)	amounts raised under or in connection with any bond, debenture, note, loan stock or similar instrument;

(h)	receivables sold or discounted (other than to the extent they are sold on a non-recourse basis);

(i)	any Treasury Transaction;

(j)	the acquisition cost of any asset to the extent payable before or after the time of acquisition or possession where the Drawdown or deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset; or

(k)	amounts raised under any other transaction or series of transactions having the commercial effect of a borrowing or raising of money.

(44)	Financial Year or FY means any 12 month period ending on the date specified in Item 21 of the Loan Details in Schedule 1.

(45)	Forecast Cash Flow Projection means the forecast cash flow projection included in the management accounts for the Group described in clause 16.4(b)(iii).

(46)	Good Industry Practice means the exercise of that degree of skill, care, prudence, foresight and operating practice which would reasonably and ordinarily be expected from a skilled and experienced owner and operator engaged in the same type of business as the Group or any Group Member under the same or similar circumstances.

(47)	Government Authority means any government or any governmental or semi-governmental entity, authority, agency, commission, corporation or body (including those constituted or formed under any Statute), local government authority, administrative or judicial body or tribunal or stock exchange.

(48)	Group means the Borrower, the Guarantor and their Subsidiaries.

(49)	Group Member means any person who is a member of the Group.

(50)	Group Structure Diagram means the group structure diagram in Schedule 5, as amended or updated by any new diagram provided to the Lender under clause 16.4(c).

(51)	GST means any goods and services Tax, consumption Tax, value added Tax or any similar Tax.

(52)	Guarantor means any Guarantor or any Additional Guarantor.

(53)	Insolvency Provision means any law relating to insolvency, sequestration, liquidation, winding up or bankruptcy (including any law relating to the avoidance of conveyances in fraud of creditors or of preferences and any law under which a liquidator or trustee may set aside or avoid transactions) and any provision of any agreement, arrangement or scheme, formal or informal, relating to the administration of any of the assets of any person.

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(54)	Insurance means any insurance required to be taken out or maintained by any Security Provider to comply with the provisions of the Finance Documents.

(55)	Intellectual Property Right means any patents, trade marks, service marks, designs, copyright, business names, trade secrets, know how and other intellectual property rights and interests (in each case whether or not registered under any Statute).

(56)	Interest Period means, in relation to an Unpaid Sum, each period determined in accordance with clause 7.1.

(57)	Interest Rate for any period means the rate specified in Item 7 of the Loan Details in Schedule 1 expressed as a yield percent per annum to maturity.

(58)	Joint Venture means any form of joint venture, whether a company, unincorporated entity, undertaking, association, partnership or other similar entity.

(59)	Facility means the terms and conditions of the Facility described at Schedule 1 of this Agreement.

(60)	Marketable Securities has the meaning given to "marketable securities" in section 9 of the Corporations Act but as if the reference to "managed investment scheme" included any unit trust which is not registered under the Corporations Act.

(61)	Material Adverse Effect means a material adverse effect on the:

(a)	validity, legality or enforceability of all or any part of a Finance Document or on the perfection or intended priority of any Security;

(b)	Powers of the Lender under any Finance Document;

(c)	ability of any Security Provider to perform its obligations under any Finance Document to which it is a party; or

(d)	business, assets or financial condition of any Security Provider or of the Group taken as a whole.

(62)	Material Authorisation means in relation to an Security Provider, any Authorisation required to be obtained by it in accordance with clause 16.12(a).

(63)	Material Intellectual Property Rights has the meaning given to it in clause 14.1(m)(i). It includes the intellectual property rights and interests listed in annexure "A" and annexure "B" to this agreement.

(64)	Offsets means refundable tax offsets amount that the Australian Taxation Office refunds to the Borrower in the form of a refundable tax offset following the lodgement as contemplated in clause 16.3(b)(ii) by the Borrower of its company tax return in respect of a Financial Year.

(65)	Obligations means all the liabilities and obligations of any Security Provider to the Lender under or by reason of any Finance Document and includes any liabilities or obligations which:

(a)	are liquidated or unliquidated;

(b)	are present, prospective or contingent;

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(c)	arise from the making of any Drawdown (including any Drawdown) on or before the date of this agreement or from any future Drawdowns (including any Drawdown);

(d)	are in existence before or come into existence on or after the date of this agreement;

(e)	relate to the payment of money or the performance or omission of any act;

(f)	sound in damages only;

(g)	accrue as a result of any Event of Default; or

(h)	would exist but for an Event of Insolvency affecting any person, and irrespective of:

(i)	whether any Security Provider is liable or obligated solely, jointly or jointly and severally with another person;

(j)	the circumstances in which the Lender comes to be owed each liability or obligation, including any assignment of any liability or obligation; or

(k)	the capacity in which any Security Provider and the Lender comes to owe or to be owed that liability or obligation.

(66)	Original Security means the Securities specified in Item 13 of the Loan Details in Schedule 1 which are to be granted on or before Financial Close.

(67)	Permitted Disposal means:

(a)	any Disposal for cash consideration of inventory and similar assets in the ordinary course of ordinary business on arm's length terms and at fair market value;

(b)	any Disposal from one Security Provider to another Security Provider provided that the Security Provider that acquires the assets has granted to the Lender any additional Security or Securities in respect of the assets which are Disposed of as the Lender requires;

(c)	any Disposal for cash consideration of obsolete plant and equipment not required for the efficient operation of the Security Providers' business, on arm's length terms and at fair market value;

(d)	the expenditure of cash in the ordinary course of its ordinary business carried on in compliance with the terms of the Finance Documents;

(e)	the lending of cash in compliance with the terms of the Finance Documents;

(f)	a Distribution permitted under the Finance Documents; and

(g)	any other Disposal with the prior written consent of the Lender.

(68)	Permitted Encumbrance means:

(a)	any Encumbrance created under the Securities;

(b)	any Encumbrance (other than any banker's lien) arising by operation of law, in the ordinary course of ordinary business and which secures an amount (not constituting a Financial Liability) which is either:

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(c)	not yet due; or

(d)	being contested in good faith by appropriate proceedings if:

(e)	the Security Providers have sufficient financial resources to pay the relevant amount if a legally binding determination is made that payment is required; and

(f)	the enforcement of that Encumbrance is stayed or otherwise suspended during the course of the proceedings;

(g)	any contractual right of set-off, other than in respect of Financial Liabilities, pursuant to a contract entered into in the ordinary course of ordinary business;

(h)	any banker's lien or right of set-off or combination arising by operation of law over property or money deposited with a bank or financial institution in the ordinary course of ordinary business in relation to accounts opened in accordance with clause 16.14(f);

(i)	any arrangement constituted by retention of title in connection with the acquisition of goods from a supplier provided the goods are acquired in the ordinary course of ordinary business on the normal commercial terms of the supplier, which terms must not provide for retention of title when goods have been paid for in full and require payment in full within 3 months of the date of acquisition;

(j)	any lease which is not prohibited by clause 16.7(c);

(k)	each Asset Finance Security Interest; and

(l)	any Encumbrance otherwise approved by the Lender.

(69)	Permitted Financial Accommodation means:

(a)	any loan made by one Security Provider to another Security Provider;

(b)	any financial accommodation permitted under clause 16.7(b)(i);

(c)	any deposit made by any Security Provider with a bank or financial institution in the ordinary course of ordinary business and into any account opened in accordance with clause 16.14(f); and

(d)	any Authorised Investments.

(70)	Permitted Financial Liability means any Financial Liability:

(a)	incurred under the Finance Documents;

(b)	specified in Item 24 of the Loan Details in Schedule 1;

(c)	permitted under clause 16.7 or 16.8(a); or

(d)	to which the Lender has given its prior written consent.

(71)	Potential Event of Default means any event or circumstance which, with the giving of notice, lapse of time, satisfaction of a condition or a determination (or any combination of these) would be an Event of Default.

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(72)	Power means any right, power, authority, discretion, remedy or privilege.

(73)	PPSA means the Personal Property Securities Act 2009 (Cth).

(74)	Product means the product or products under development by the Borrower.

(75)	R&D Advisor Report has the meaning given to it in Item 15 of the Loan Details in Schedule 1.

(76)	R&D Program means the research and development activities of the Borrower.

(77)	R&D Tax Incentive means the program to claim Offsets relating to eligible R&D expenditure conducted within Australia administered by the Australian Taxation Office and AusIndustry pursuant to, inter alia, Division 355 of the Income Tax Assessment Act 1997 (Cth) and Part III of the Industry Research and Development Act 1986 (Cth), as amended from time to time.

(78)	Reference R&D Period means, in respect of each Drawdown, the period in column 4 of the table contained in Item 6 of the Loan Details in Schedule 1 that is adjacent to the Drawdown.

(79)	Registered R&D has the meaning given to that term in clause 16.3(b)(ii).

(80)	Related Body Corporate has the meaning given in section 9 of the Corporations Act, but on the basis that "subsidiary" for the purposes of that definition has the meaning given to "Subsidiary" in this agreement.

(81)	Repayment Date means, in respect of an Drawdown, the date specified as a repayment date for the Drawdown in clause 6.1(a).

(82)	Repeating Representations means each of the representations set out in clauses 14.1, 14.2 and 14.3 (other than those in clauses 14.2(c) and (d)).

(83)	Security means any Original Security or any other Encumbrance held by the Lender at any time for the due satisfaction of the Obligations.

(84)	Security Interest means:

(a)	a PPSA Security Interest;

(b)	any interest held as security for the payment of a monetary obligation or the performance of any other obligation, including:

(i)	a mortgage, charge, encumbrance, lien, pledge or hypothecation; and

(ii)	a bill of sale, assignment, title retention arrangement, trust or power held as security;

(85)	Security Property means any property subject to a Security.

(86)	Security Provider means the Borrower or any Security Provider or Guarantor.

(87)	Statute means any legislation of the Parliament of the Commonwealth of Australia, of any State or Territory of the Commonwealth of Australia or of any other jurisdiction or Government Authority in force at any time.

(88)	Subordination Deed means any document between the Lender and one or more other creditors of any Security Provider under which the Financial Liability of the Security Providers owing to those other creditors is subordinated (on terms acceptable to the Lender) to the Financial Liability of the Security Providers owing to the Lender.

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(89)	Subsidiary, in relation to any person, has the meaning given in the Corporations Act but as if "body corporate" included any person and for the purposes of which any beneficial interests will be deemed shares. A determination by the auditors of a person as to whether a person is a Subsidiary of another person will be evidence of the same until the contrary is proved.

(90)	Tax includes any tax, Indirect Tax, rate, levy, impost or duty (other than a tax on the net overall income of the Secured Party) and any interest, penalty, fine or expense relating to any of them;

(91)	R&D Advisor means the firm specified in Item 23 of the Loan Details in Schedule 1.

(92)	Termination Date means, in respect of a Drawdown, the earlier of:

(a)	any date specified in respect of the Drawdown in Item 10 of the Loan Details in Schedule 1 or any other date agreed in writing between the Lender and the Borrower; and

(b)	any date on which the Facility is terminated or cancelled in accordance with this agreement;

(c)	31 December 2017.

(93)	Unpaid Sum means any sum due and payable by an Security Provider under any Finance Document but unpaid.

(94)	Utilisation Date means the date on which an Drawdown is made.

(95)	Utilisation Notice means a notice given under clause 4.1 in the form set out in Part A of Schedule 2.

1.2	Construction

(1)	In this document, unless the context indicates otherwise, reference to:

(a)	the following words and expressions have the meanings given to them in the PPSA: account; after-acquired property, attaches, bankruptcy, chattel paper, circulating asset, control, effective, financing statement, financing change statement, fixtures, future Drawdown, interest, inventory, located, intermediated security, investment instrument, negotiable instrument, perfected, perfection, personal property, possession, proceeds, provides, register, registration, serial number, value, verification statement and water source;

(b)	one gender includes the others;

(c)	the singular includes the plural and the plural includes the singular;

(d)	a person includes a natural person, firm, unincorporated association, corporation, partnership, joint venture and a government or statutory body or authority;

(e)	a party to this document or another agreement or document includes the party's executors, administrators, successors and permitted substitutes (including persons taking by novation) or permitted assigns;

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(f)	a statute, regulation or provision of a statute or regulation (Law) includes that Law as amended or re-enacted, a statute, regulation or provision enacted in replacement of that Law, another regulation or other statutory instrument made or issued under that Law and any amendment made to a statute, regulation or provision as a consequence of another statute, regulation or provision;

(g)	this document includes any schedule or annexure to it;

(h)	a thing (including any amount) is a reference to the whole and each part of it;

(i)	a clause, annexure or schedule is a reference to a clause of, or annexure or schedule to, this document;

(j)	an agreement or document is to the agreement or document as amended, novated, supplemented or replaced, except to the extent prohibited by this document;

(k)	conduct includes an omission, statement or undertaking, whether or not in writing;

(l)	"property" or “asset” includes any real or personal, present or future, tangible or intangible property or asset and any right, interest, revenue or benefit in, under or derived from the property or asset;

(m)	an amount for which a person is contingently liable includes an amount which that person may become actually or contingently liable to pay if a contingency occurs, whether or not that liability will actually arise;

(n)	a right includes a benefit, remedy, discretion, authority and power;

(o)	an obligation includes any warranty or representation and a reference to a failure to comply with an obligation includes a breach of warranty or representation;

(p)	“$” or “dollars” is a reference to the lawful currency of Australia;

(q)	use of the word "includes" in any form is not a word of limitation;

(r)	payment includes repayment, discharge or satisfaction; and

(s)	use of the words “know your customer checks” is a reference to legal identification checks and requirements.

(2)	A reference to costs and expenses in this document includes legal costs and expenses on a full indemnity basis.

(3)	“Including” and similar expressions are not words of limitation.

(4)	Where a word or expression is given a particular meaning, other parts of speech and grammatical forms of that word or expression have a corresponding meaning.

(5)	Where the word "subsists" or any similar expression is used in relation to an Event of Default or a Potential Event of Default its use indicates an Event of Default or Potential Event of Default which has not been remedied or waived in accordance with the terms of the Finance Documents.

(6)	Headings are for convenience only and do not affect the operation of this document.

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1.3	Joint and several liability

(a)	The expression Guarantor refers to each person identified as a Guarantor, and the obligations of the Guarantors under this agreement bind them, jointly and severally.

(b)	The expression Security Provider refers to each person identified as an Security Provider, and the obligations of the Security Providers under this agreement bind them, jointly and severally.

2	R&D Tax Incentive Prepayment Loan Facility

2.1	Grant of Facility

(a)	The Lender grants to the Borrower the Facility on the terms and conditions of this Agreement and in the other Finance Documents under which the Borrower may, during an Availability Period drawdown an amount up to the Commitment in instalments that shall not exceed the tranches set out in Schedule 1.

2.2	Conditions Precedent to Closing

(a)	This Facility shall be subject to:

(b)	The payment of the Establishment Fee and exchange of all executed Finance Documents;

(c)	Receipt by Lender of Report by Approved R&D Advisor as to Borrower eligibility under the Program and the amount of FY2017 Offsets

(d)	Receipt by Lender of Borrower’s Cash Flow Forecast Projections demonstrating to the satisfaction of Lender the Borrower’s positive cash balance at the end of each month from the month of proposed Drawdown 1 to 31 December 2017;

(e)	Establishment by Borrower of Designated Account;

(f)	Confirmation to Lender that Borrower is the head of the tax consolidated group which includes all Australian subsidiaries of the Borrower;

(g)	Borrower has supplied ATO Portals to Lender as evidence that Borrower has no due but unpaid tax liabilities;

(h)	No event having a Material Adverse Effect or Change of Control since the date of the R&D Tax Incentive Prepayment Loan Facility Agreement in the business or prospects of the Borrower; and

(i)	The Company obtaining any other Authorisations required.

2.3	Conditions Precedent to subsequent Drawdowns

(a)	All Drawdowns subsequent to Closing under this Facility shall be subject to:

(b)	Receipt by Lender of Report by Approved R&D Advisor as to Borrower eligibility under the Program and the amount of FY2017 Offsets

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(c)	Borrower has supplied ATO Portals to Lender as evidence that Borrower has no due but unpaid tax liabilities;

(d)	No event having a Material Adverse Effect or Change of Control since the date of the R&D Tax Incentive Prepayment Loan Facility Agreement in the business or prospects of the Borrower;

(e)	The Borrower making the Repeating Representations stating that the representations and warranties in this Agreement remain true and correct immediately after the making of the respective Drawdown having regard to the facts and circumstances existing at that time;

(f)	The aggregate principal amount outstanding of all Drawdowns after providing that Drawdown will not exceed the Commitment;

(g)	No Event of Default or Potential Event of Default is subsisting or will result from the making of the Drawdown; and

(h)	All Accession Agreements and Securities required by the terms of this agreement to be entered into on or before the respective Drawdown Date have been, or will on the respective Drawdown Date be, duly executed and delivered to the Lender together with all other documents required by the Finance Documents to be delivered to the Lender in relation to those Accession Agreements and Securities;

(i)	Any additional conditions precedent specified in Item 15 of the Loan Details in Schedule 1 are satisfied.

2.4	Waiver of compliance

The Conditions are for the benefit of the Lender only. They may only be waived by the Lender in its absolute and sole discretion and only by notice in writing to the Borrower. Any Drawdown Notice which does not comply with this document is invalid and ineffective.

3	Drawdowns

3.1	Drawdown Notice

(a)	The Borrower may request a Drawdown by giving an executed Drawdown Notice to the Lender that complies with the form set out in Schedule 3.

(b)	Only one Drawdown may be requested in a Drawdown Notice.

(c)	Only one Drawdown Notice may be given in respect of each Drawdown.

3.2	Drawdown Procedure

Each Drawdown Notice:

(a)	is irrevocable

(b)	must be received by the Lender two Business Days before the proposed Drawdown Date;

(c)	must be signed by an Authorised Officer of the Borrower.

(d)	must specify:

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(i)	the proposed Drawdown Date which must be a Business Day before the expiry of the Availability Period;

(ii)	the amount of the Drawdown which must be not less than $10,000 and an integral multiple of $100 or, if less, the aggregate undrawn Commitment of the Facility;

(iii)	the purpose for which the Drawdown will be applied;

(iv)	payment instructions; and

(v)	any other details as the Lender requires.

3.3	Confirmation of Drawdown

(a)	The Lender must no later than two Business Days after receipt of an Drawdown Notice advise the Borrower that the Conditions Precedent have not been complied with together with written particulars of the non-compliance.

(b)	The provision by the Lender of a statement under clause 3.3(a) is not a release or waiver by the Lender of any obligation of the Borrower to satisfy the Conditions Precedent.

4	Variations to Commitment

4.1	Automatic variations to Commitment

Any part of the Commitment that remains unused before the expiry of the Availability Period in respect of the Drawdown will be cancelled automatically on the expiry of the Availability Period and the Commitment shall be varied accordingly.

4.2	Voluntary variations to Commitment

(a)	The Borrower may, on giving not less than five Business Days' prior notice to the Lender, cancel or reduce the Commitment in whole or in part (but, if in part, by a minimum of and in multiples of $100,000) without incurring any penalty or other cost, provided that the cancellation or reduction may only be effected to the extent of the amount of the applicable Commitment unutilised on the date of the cancellation or reduction.

(b)	Any notice under clause 4.2(a) will be irrevocable and must be signed by an Authorised Officer of the Borrower, specify the relevant Commitment being cancelled or reduced, the date on which the cancellation or reduction is to become effective and the amount of the cancellation or reduction.

4.3	Reductions to Commitment consequent on Repayment

The Commitment will be reduced by the amount of any repayment of any Drawdown made under clause 5.1 or any other provision of this agreement

4.4	Limitation

(a)	Any Commitment reduced, cancelled or otherwise extinguished under this agreement may not be reinstated

(b)	The Commitment may only be reduced, cancelled or otherwise extinguished as expressly provided under this agreement.

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5	Repayment and prepayments

5.1	Repayments

(a)	The Borrower will repay each Drawdown made to it in full on the earlier of:

(i)	the date in respect of the relevant Drawdown specified in Item 6 of the Loan Details in Schedule 1; and

(ii)	the Termination Date in respect of the relevant Drawdown,

(Repayment Date).

5.2	Prepayments

The Borrower may voluntarily prepay any Drawdown. Prepayment of the Drawdown, whenever made by the Borrower will be made in cash at a premium of [5%] of the amount that would otherwise be payable if the Drawdown was repaid on the Repayment Date.

5.3	General provisions related to repayment

(a)	This is not a rolling Facility and amounts repaid under any provision may not be re-utilised.

(b)	Any repayment of any amount under this agreement will be made together with interest and fees accrued on the amount repaid and any amount required to be paid in accordance with clause 19.

6	Interest

6.1	Interest periods

(a)	Each Interest Period for a Drawdown will be a period of 30 days commencing on the Utilisation Date for that Drawdown. Any subsequent Interest Period in relation to the Drawdown will commence on the last day of the immediately preceding Interest Period.

(b)	Despite any other provision of this clause 6.1, the term of each Interest Period is subject to any adjustment as the Lender in its discretion determines so that:

(i)	the first and last days of it are Business Days;

(ii)	the Repayment Date for each Drawdown will also be the last day of an Interest Period in relation to the Drawdowns which, in aggregate, are at least equal to the amount due to be repaid on that date; and

(iii)	the final Interest Period expires no later than the applicable Termination Date.

(c)	Upon request, the Lender will promptly notify the Borrower of any adjustment made by the Lender to any Interest Period determined in accordance with this clause 6.1

6.2	Calculation of interest

(a)	Interest on each Drawdown accrues daily and is to be computed on the basis of the actual number of days elapsed and a year of 365 days.

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(b)	The rate of interest for each Drawdown for each Interest Period is the Interest Rate.

6.3	Payment of interest

The Borrower will pay to the Lender interest in relation to each Drawdown on the last day of each Interest Period. Interest will be calculated from and including the first day of each Interest Period to (but excluding) the last day of that Interest Period.

7	Interest on overdue amounts

7.1	Payment of interest

Each Security Provider will pay to the Lender interest on any Unpaid Sum, including any interest payable under clause 6 and this clause 7.

7.2	Accrual of interest

(a)	Default interest will accrue on all Unpaid Sums from day to day:

(i)	from the due date up to the date of actual payment, before and (as a separate and independent obligation) after judgment; and

(ii)	subject to clause 7.2(b), at the Interest Rate plus 10% per annum commencing on the date of default.

(b)	If an Unpaid Sum consists of all or any part of an Drawdown that has become due and payable before the last day of an Interest Period for that Drawdown, then in respect of that Unpaid Sum:

(i)	its first Interest Period will be the unexpired portion of the relevant Interest Period for that Drawdown;

(ii)	during its first Interest Period, default interest will accrue at a rate equal to 4% per annum above the rate which would have been payable if that Unpaid Sum had not become due and payable; and

(iii)	after its first Interest Period, default interest will accrue at a rate calculated in accordance with clause 7.2(a)(ii).

(c)	Default interest accruing under this clause 7.2 will be immediately payable by the relevant Security Provider on demand. Default interest (if unpaid) arising on any Unpaid Sum will be compounded with that Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

(d)	The Lender will promptly notify the Borrower of each rate of interest determined under clause 7.2(a) or 7.2(b).

8	Fees

8.1	Establishment fee

In respect of each Drawdown, the Borrower will pay to the Lender a non-refundable establishment fee in dollars:

(a)	computed at the rate specified in Item 8 of the Loan Details in Schedule 1 on the Commitment in respect of the Drawdown;

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(b)	in respect of Drawdown 1, Drawdown 2 and Drawdown 3 accruing on the date of this agreement and payable in full on the earliest of:

(i)	the Utilisation Date of Drawdown 1;

(ii)	the Termination Date in respect of Drawdown 1; and

(iii)	31 December 2017; and

(c)	in respect of Drawdown 4, Drawdown 5, Drawdown 6 and Drawdown 7 payable in full on the earlier of:

(i)	the Utilisation Date of Drawdown 4; and

(ii)	the Termination Date in respect of Drawdown D.

If Drawdown 2 or Drawdown 3 or both is increased in accordance with the last paragraph of Item 5 of the Loan Details in Schedule 1, an additional establishment fee in respect of the increased amount is payable by the Borrower to the Lender. The amount of such additional establishment fee and the timing as to when it is payable will be determined and agreed between the Borrower and the Lender at the time the increased amount is agreed.

8.2	Commitment fee

(a)	In respect of each Drawdown, the Borrower will pay to the Lender a commitment fee in dollars computed at the rate per annum specified in Item 6 of the Loan Details in Schedule 1 in respect of the Drawdown on the daily unutilised balance of the aggregate of the Commitment to which the Drawdown relates during the period from and including the first day to the last day of the Availability Period to which the Drawdown relates.

(b)	The accrued commitment fee will be payable monthly in arrears from the date of this agreement and also on any date on which the Commitment is terminated.

(c)	The commitment fee will accrue from day to day and be calculated on the basis of a year of 365 days and for the actual number of days elapsed.

9	Payments

9.1	Time, place and manner

All payments by any Security Provider under any Finance Document are to be made to the Lender in dollars in immediately available funds not later than 11.00 am in the place of payment on the due date to the account that the Lender from time to time designates to the Borrower, or in any other manner as the Lender may direct.

9.2	No set-off, counterclaim or merger

(a)	All payments by the Security Providers under any Finance Documents will be without any set-off or counterclaim and each Security Provider irrevocably waives any right of set-off or counterclaim which it may have against the Lender.

(b)	If the liability of any Security Provider to pay any money, the payment or repayment of which forms part of the Obligations, becomes merged in any judgment or order, that Security Provider will as an independent obligation pay to the Lender interest at the rate which is the higher of that payable under the Finance Documents and that fixed by or payable under the judgment or order.

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9.3	Insufficient payment

If the Lender receives a payment under any Finance Document that is insufficient to discharge all the amounts then due and payable by any Security Provider under any Finance Document, the Lender will apportion that amount in the following order:

(a)	first, in or towards payment pro rata of any due but unpaid fees and costs of the Lender under the Finance Documents;

(b)	secondly, in or towards payment of any accrued interest which is due but unpaid under the Finance Documents;

(c)	thirdly, in or towards payment pro rata of any principal due but unpaid under this agreement; and

(d)	fourthly, in or towards payment pro rata of any other Obligations due but unpaid under the Finance Documents.

Any appropriation made in accordance with this clause 9.3 will override any appropriation made by any Security Provider.

9.4	Payments in gross

All amounts received or recovered by the Lender on account of the Obligations will be treated as payments in gross without any right on the part of any Security Provider to claim the benefit of any amount received or recovered by the Lender under any Finance Document, until the Obligations have been fully and finally satisfied.

10	Taxes

10.1	No deduction for Taxes

All payments by each Security Provider under any Finance Document, whether of principal, interest or other amounts, will be without deduction or withholding for any present or future Taxes unless that Security Provider is compelled by law to deduct or withhold the same.

10.2	Events triggering payment net of Taxes

Clause 10.3 shall apply in the following event:

(a)	any Security Provider is compelled by law to make any deduction or withholding from any payment under any Finance Document on account of Taxes (other than Excluded Taxes); or

(b)	the Lender is obliged to pay any Taxes (other than Excluded Taxes) in respect of a payment made or to be made by an Security Provider under the Finance Documents.

10.3	Procedure for payment net of taxes

(a)	Each Security Provider will promptly notify the Lender if it becomes aware of any event referred to in clauses 10.2(a) to 10.2(b);

(b)	the Borrower will on demand by the Lender pay to the Lender any additional amounts necessary to ensure that the Lender receives (after all deductions and withholdings for Taxes other than Excluded Taxes) a net amount equal to the full amount which it would have been entitled to receive and retain had the deduction or withholding not been made or had the payment been free and clear of Taxes (other than Excluded Taxes) or had the Lender not been obliged to pay any Taxes (other than Excluded Taxes) in respect of the payment; and

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(c)	where clause 10.2(a) applies the Security Provider compelled to make the deduction or withholding will:

(i)	pay to the appropriate Government Authority any amount deducted or withheld in respect of Taxes within the time allowed and in the minimum amount required by law; and

(ii)	within 20 Business Days after making the deduction or withholding, provide to the Lender evidence satisfactory to the Lender of that payment having been made.

11	Illegality

If, after the date of this agreement, it becomes unlawful or (as a result of a Change) impossible for the Lender to maintain or give effect to any of its obligations under the Finance Documents:

(a)	the Lender's obligations under the Finance Documents will be suspended immediately for the duration of the illegality or impossibility;

(b)	the Lender may, by notice to the Borrower, terminate its obligations under all of the Finance Documents; and

(c)	if a notice is given under clause 11(a)(ii), the Borrower will prepay all Drawdowns together with all interest, other charges and all other amounts payable to that Lender under the Finance Documents in full immediately, or if delay in prepayment does not compound the unlawful event or impossibility, the last day of any applicable grace period permitted by the applicable Binding Requirement ..

(d)	Without limiting clause 11(a) and notwithstanding any other provision of a Finance Document to the contrary, the Lender is not obliged to do or omit to do anything if that act or omission would, or might, in its reasonable opinion constitute a breach of any sanctions law or guarantee the imposition of any penalty on the Lender or its affiliates.

12	Increased cost

12.1	Obligation to indemnify

The Borrower will immediately pay to the Lender If from time to time on notification by the Lender an amount sufficient to indemnify the Lender against any Cost or reduction because of any Change or compliance with any Change incurred by the Lender as a result of:

(a)	a reduction in any amount due and payable to the Lender under any Finance Document; or

(b)	the Lender becoming liable to make any payment (not being a payment of any Excluded Tax) on or calculated by reference to the amount of any Drawdown, arising from:

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(c)	having entered into or performed its obligations under any Finance Document; or

(d)	any Drawdown being outstanding.

12.2	Good faith

If the Lender has acted in good faith it is no defence or excuse to the Borrower’s obligation to indemnify that the Cost or reduction could have been avoided.

12.3	Exceptions

The Borrower will not be obliged to provide an indemnity under clause 12.1 if the relevant cost, increased cost, reduction or liability is:

(a)	attributable to a deduction or withholding on account of Tax required to be made by law;

(b)	compensated for by clause 10.2 or would have been but for an exception in that clause; or

(c)	attributable to the wilful breach of any law by the Lender.

13	Representations and warranties

13.1	General representations and warranties

Other than as expressly disclosed in reasonable detail to the Lender in respect of a particular representation or warranty in this clause 13 and agreed to by the Lender in writing, each Security Provider represents and warrants to the Lender that:

(a)	(Legally binding obligation) each Finance Document to which it is a party constitutes its valid and legally binding obligation and is enforceable against it in accordance with its terms, subject to any necessary stamping and registration requirements and laws affecting creditors' rights generally;

(b)	(Execution, delivery and performance) the execution, delivery and performance of each Finance Document to which it is a party and each transaction contemplated by those Finance Documents does not violate or breach any law or any document or agreement to which it is a party or which is binding on it or any of its assets and will not result in;

(i)	the creation or imposition of any Encumbrance on any of its assets other than as permitted under a Finance Document; or

(ii)	the acceleration of the date for payment of any obligation under any document which is binding on it;

(c)	(Authorisation) all Authorisations required:

(i)	to be obtained by it in connection with the execution, delivery and performance of each Finance Document to which it is a party, the transactions contemplated by those Finance Documents and the legality, validity and enforcement of each of those Finance Documents; and

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(ii)	for it or any of its Subsidiaries to carry on business and which are material,

(iii)	have been obtained and are valid and subsisting and it is not aware of any breach of any of the conditions of any of those Authorisations or aware of any fact or circumstance which may cause any of those Authorisations to be suspended, forfeited, cancelled or rendered void;

(d)	(No litigation) no litigation (except for cases which have been disclosed to the Lender in the questionnaire in relation to the Group referred to in Key item (xvii) as part of the due diligence process), arbitration, criminal or administrative proceedings (including any tax claim) are current, pending or to its knowledge threatened;

(e)	(No Event of Default) no Event of Default has occurred which is subsisting;

(f)	(Laws) it and each of its Subsidiaries has complied with all laws;

(g)	(Financial Liabilities)

(i)	neither it nor any of its Subsidiaries is in default in the payment of any amount, or in the satisfaction of any obligation in respect of any Financial Liability and no event has occurred which with the giving of notice, lapse of time or other condition could constitute a default in respect of any such Financial Liability and require its prepayment; and

(ii)	no Financial Liability is owing (actually or contingently) that is secured by any Asset Finance Security Interest;

(h)	(Solvency) no Event of Insolvency has occurred in relation to it or any of its Subsidiaries;

(i)	(No financial assistance or benefit to related party) the execution and delivery by it of any Finance Document to which it is a party or the participation by it in any transaction in connection with any Finance Document to which it is a party will not contravene Part 2J.3 or Chapter 2E of the Corporations Act;

(j)	(No trusts) neither it nor any of its Subsidiaries is the trustee of any trust;

(k)	(Legal and beneficial owner) it is the legal and beneficial owner of its Security Property;

(l)	(No Encumbrances or other interests)

(i)	there is no Encumbrance over any of its Security Property other than a Permitted Encumbrance; and

(ii)	no person holds an interest in its Security Property other than under a Permitted Encumbrance;

(m)	(Intellectual Property Rights)

(i)	it and each of its Subsidiaries owns or has licensed to it on arm's length terms, all the Intellectual Property Rights which are required in order for it to carry on business or material to the business of the Group (Material Intellectual Property Rights) and neither it nor any of its Subsidiaries, in carrying on business, infringes any Intellectual Property Rights of any third party in any material respect; and

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(ii)	none of the Material Intellectual Property Rights owned by or licensed to it or any of its Subsidiaries are to the knowledge of the Borrower being infringed, nor is there any threatened infringement of those Material Intellectual Property Rights, by any third party;

(n)	(Environmental matters) all Authorisations required by it or any of its Subsidiaries under any Environmental Law in order for it or any of its Subsidiaries to carry on business have been obtained and are valid and subsisting and it and each of its Subsidiaries has at all times complied in all material respects with the terms and conditions of those Authorisations;

(o)	(Tax liabilities)

(i)	no claims are being or are reasonably likely to be asserted against it or any of its Subsidiaries with respect to Taxes which are reasonably likely to be determined adversely to it or any of its Subsidiaries;

(ii)	neither it nor any of its Subsidiaries is overdue in the filing of any Tax returns or other information required to be filed by it or any of its Subsidiaries with any relevant Tax authority to ensure compliance with any obligation to pay Tax; and

(iii)	it and each of its Subsidiaries has paid all Taxes due and payable by it or the relevant Subsidiary by the due date (except to the extent that the payment of any Tax is being contested in good faith where the Security Providers have sufficient financial resources to pay that Tax if a legally binding determination is made and that payment is required);

(p)	(Group Structure Diagram)

(i)	its only Subsidiaries are listed in the Group Structure Diagram; and

(ii)	the Group Structure Diagram is true and correct in all respects and does not omit any material information or details;

(q)	(Corporate ownership and shares)

(i)	each Security Provider is a wholly owned Subsidiary of the Borrower; and

(ii)	all shares or other securities in or issued by any Security Provider which are subject to the Security are fully paid and not subject to any option to purchase or similar rights. The constituent documents of entities whose or other securities are subject to the Security do not and could not restrict or inhibit any transfer or creation or enforcement of the Security;

(r)	(Ranking) its payment obligations under each Finance Document to which it is a party rank and will at all times rank at least pari passu in right and priority of payment with all its present and future unsecured and unsubordinated obligations other than obligations mandatorily preferred by any law applying to companies generally;

(s)	(Immunity from suit) it does not enjoy immunity from suit or execution in relation to its obligations under any Finance Document;

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(t)	(R&D activities) the research and development activities being undertaken by the Group at all times remain substantially consistent with the research and development activities that have been disclosed to the Lender prior to the date of this agreement.

13.2	Information representations and warranties

Each Security Provider represents and warrants to the Lender that:

(a)	(No misrepresentation) all information, including each R&D Advisor Report, the information specified in Item 17 of the Loan Details in Schedule 1, relating to the Group, any Group Member or the Finance Documents provided by it or on its behalf to the Lender or any advisor of the Lender in connection with any Finance Document was, at the time it was provided or as at the date (if any) at which it was stated, correct in all material respects and was not, by omission or otherwise, misleading in any material respect at that time;

(b)	(Accounts) the Group's most recent Accounts delivered to the Lender under clause 15.4(b):

(i)	have been prepared in accordance with applicable laws and Accepted Accounting Practices consistently applied except to the extent disclosed in the Accounts;

(ii)	if audited, give a true and fair view of or, if unaudited, fairly represent the financial condition of the Group for the period to which those Accounts relate and of the results of the operations of the Group for that period and since the last date of that accounting period

(iii)	there has been no material adverse change in the financial condition of the Group as shown in those Accounts; and

(iv)	all material Financial Liabilities and other material contingent liabilities of the Group are disclosed in those Accounts;

(c)	(Documents) the documents delivered to the Lender by any Group Member or on behalf of any Group Member under clause 3.1 were genuine or, in the case of copy documents, were true, complete and accurate copies of originals which, in each case, have not been amended, varied, supplemented or superseded in any way;

(d)	(No failure to disclose) it has not withheld from the Lender any information material to the decision of the Lender to enter into the Finance Documents to which the Lender is a party; and

(e)	(R&D Advisor's opinion)

(i)	each opinion and advice contained in each R&D Advisor Report was, at the time it was provided or as at the date (if any) at which it was stated, substantially correct and accurate in all material respects and was not, by omission or otherwise, misleading in any material respect at that time including with respect to the assessment of eligibility of the Borrower and its projects for the R&D Tax Incentive, the eligible research and development expenditure for the relevant period and the value of the Tax Rebate as set out in each R&D Advisor Report;

(ii)	it has reviewed each R&D Advisor Report then issued; and

(iii)	all assumptions on which each such R&D Advisor Report is based are true, valid and appropriate and (where relevant) based on assumptions made by the Borrower that are reasonable in all the circumstances.

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(f)	(Compliance with opinion) it has complied in all material respects with the recommendations (if any) contained in each R&D Advisor Report so as to enable the Borrower to have the benefits of the Tax Rebate referred to in such opinion.

13.3	Corporate representations and warranties

Each Security Provider represents and warrants to the Lender that:

(a)	(Existence and power) it and each of its Subsidiaries:

(i)	is duly registered and remains in existence; and

(ii)	has the power to own the assets held by it or the relevant Subsidiary and carry on business as it is being conducted;

(b)	(No violation) its execution, delivery and performance of each Finance Document to which it is a party does not (and the transactions contemplated by those Finance Documents do not) violate its Constitution nor, if that Security Provider is listed on ASX Limited or on any other stock exchange, any listing requirements or business rules of the applicable stock exchange;

(c)	(Power) it has the power to enter into, deliver and perform each Finance Document to which it is a party and to carry out the transactions contemplated by those Finance Documents;

(d)	(Due authority) it has taken all corporate action required to enter into, deliver and perform each Finance Document to which it is a party and to carry out the transactions contemplated by those Finance Documents); and

(e)	(Corporate benefit) the entry into and the performance of its obligations under each Finance Document to which it is a party is for its corporate benefit.

13.4	Repetition of representations and warranties

The Repeating Representations are repeated on each Utilisation Date and on the last day of each Interest Period.

13.5	Survival of representations and warranties

The representations and warranties given under this agreement survive the execution of each Finance Document.

13.6	Reliance by Lender

Each Security Provider acknowledges that the Lender has entered into each Finance Document to which it is a party in reliance on the representations and warranties given under this agreement.

14	Designated Account

14.1	Establishment

(a)	In consideration of the payment of $1 by the Lender to the Trustee on the date of this agreement, the Trustee agrees to establish, in the name of the Grandlodge Capital Pty Ltd and the Borrower, a Designated Account with an authorised deposit-taking institution under the Banking Act 1959 (Cth) for the purpose of enabling the Australian Taxation Office to pay the Offsets directly into the account.

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(b)	The Trustee must notify the Borrower the account details of the Designated Account once it has established the account.

14.2	Offsets for FY 2017

(a)	The Trustee agrees to irrevocably and unconditionally hold the Offsets in respect of the Financial Year ending on 30 June 2017 and any interest on that amount in the Designated Account on trust for the benefit of:

(i)	the Lender:

(A)	if the amount of the Offsets in respect of the Financial Year ending on 30 June 2017 and any interest on that amount is greater than or equal to the relevant Unpaid Sum in respect of Drawdown 1, Drawdown 2 and Drawdown 3, an amount equal to that Unpaid Sum in respect of Drawdown 1, Drawdown 2 and Drawdown 3; and

(B)	if the amount in the Designated Account and any interest on that amount is less than the relevant Unpaid Sum in respect of Drawdown 1, Drawdown 2 and Drawdown 3, the full amount in that Designated Account; and

(ii)	the Borrower, such amount (if any) of the Offsets deposited into the Designated Account that exceeds the relevant Unpaid Sum in respect of Drawdown 1, Drawdown 2 and Drawdown 3.

(b)	Upon the Offsets in respect of the Financial Year ending on 30 June 2017 being paid into the Designated Account, the Borrower and the Lender authorise and direct the Trustee, and the Trustee agrees, to promptly transfer from the Designated Account to, firstly, the Lender and, secondly, the Borrower, the amount that the Trustee is holding on trust for each of them in accordance with clause 14.2(a).

14.3	Closure of account

Following the transfers contemplated in clause 14.2(b) and 14.3(b), the Borrower and the Lender agree that the Trustee will close the Designated Account.

15	Undertakings

15.1	Duration and benefit

The undertakings in this agreement are given for the benefit of the Lender and will remain in force on and from the date of this agreement for the period any amount is or may be outstanding under any Finance Document or any Commitment or Security is in force.

15.2	R&D Advisor Report

The Borrower must procure the preparation of an R&D Advisory Report from time to time during the term of the Facility when the Estimated R&D Rebate for a relevant Reference R&D Period could reasonably be determined.

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15.3	Offsets

(a)	Unless with the prior written consent of the Lender, the Borrower must engage or appoint the Approved R&D Advisor to consult with the Tax Agent to assist it with the application for the Offsets, which application must reflect the relevant R&D Advisor Report.

(b)	The Borrower must ensure its Tax Agent or its R&D Advisor:

(i)	as soon as practicable after the end of each of FY2017, but in any case no later than 30 September 2017, completes and submits to AusIndustry an application form, along with all necessary and relevant and accurate information, for the registration of research and development activities conducted by the Borrower in the relevant Financial Year; and

(ii)	as soon as practicable after the Borrower receives from AusIndustry a confirmation of registration of the Borrower's research and development activities (Registered R&D), lodges with the Australian Taxation Office its company tax return in respect of the relevant Financial Year containing:

(A)	the Borrower's unique registration number received from AusIndustry or Innovation Australia;

(B)	a claim for a cash refund in respect of the expenditure incurred by the Borrower in respect of the Registered R&D in the form of a refundable tax offset; and

(C)	the account details of the Designated Account as notified by the Trustee to the Borrower in accordance with clause 15.1(b).

(c)	The Borrower must:

(i)	at least three Business Days prior to submission or lodgment, provide for review and comment by the Lender (without any responsibility or liability to any Security Provider whatsoever), which comments may at the absolute discretion of the Borrower be taken into account by the Borrower when submitting or lodging any such form or return, a copy to the Lender of:

(A)	each application form proposed to be submitted to AusIndustry in accordance with clause 15.3(b)(i); and

(B)	company tax return proposed to be lodged with the Australian Taxation Office in accordance with clause 15.3(b)(ii),

(ii)	within 5 days of submission or lodgment, provide a copy to the Lender of the:

(A)	application form submitted to AusIndustry in accordance with clause 15.3(b)(i); and

(B)	company tax return lodged with the Australian Taxation Office in accordance with clause 15.3(b)(ii);

(iii)	keep the Lender regularly informed as to the progress of the preparation and submission or lodgement of:

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(A)	the application form referred to in clause 15.3(b)(i); and

(B)	its company tax return referred to in clause 15.3(b)(ii); and

(iv)	promptly advise the Lender if at any time it appears that the amount of the Offsets in respect of a Reference R&D Period that would be transferred into the Designated Account by the Australian Taxation Office might be less than the Estimated R&D Rebate in respect of the Reference R&D Period, including as a result of any of the following events occurring or reasonably likely to occur:

(A)	AusIndustry not registering a research and development activity that the Borrower has submitted in its application form to AusIndustry, or otherwise determining that a research and development activity is not an eligible activity under the R&D Tax Incentive;

(B)	AusIndustry notifying the Borrower that it has been selected for a compliance review;

(C)	the Australian Taxation Office not accepting or otherwise disagreeing with the Borrower in respect of an expenditure the Borrower has stated in its company tax return as being in respect of an eligible research and development activity; or

(D)	the Borrower having an Aggregated Turnover of $20 million or more or making a profit in that Financial Year.

15.4	Information

(a)	(Records) The Borrower will maintain, and provide to the Lender for review on request, adequate and sufficient records to demonstrate to AusIndustry and the Australian Taxation Office:

(i)	that it is carrying out eligible research and development activities;

(ii)	that it incurred eligible research and development expenditure in relation to eligible research and development activities;

(iii)	the amount of the expenditure incurred on research and development activities, the nature of the research and development activities and the relationship of the expenditure to the activities;

(iv)	how it apportioned expenditure between its eligible core research and development activities and supporting research and development activities as opposed to its other non- research and development activities; and

(v)	the research and development activities that it carried out, including details as to who conducted the activities and the time its staff spent on the activities.

(b)	(Financial and other information) The Borrower will provide to the Lender:

(i)	as soon as practicable and in any event no later than 90 days after the end of each Financial Year, a copy of the consolidated Accounts for the Group;

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(ii)	as soon as practicable and in any event no later than 45 days after the end of the first half of each Financial Year, a copy of the consolidated unaudited Accounts for the Group;

(iii)	as soon as practicable and in any event no later than 30 days after the end of each month, a copy of the management accounts for the Group for that month, such accounts to include a forecast cash flow projection showing that the Borrower would have positive cash at the end of each month until September (in respect of an Drawdown in relation to an FY2017 Amount) with the following assumptions that are considered to be reasonable overall:

(A)	if the Product has not been launched, unless otherwise agreed by the Lender, the Product is assumed not to be generating revenue;

(B)	if the Product has been launched, the ramp up of expected monthly revenue is considered to be reasonable and not overly optimistic;

(C)	payments to suppliers / employees otherwise consistent with historical spend; and

(D)	inflows from financing activities based on legally binding arrangements in place at the time of the forecast,

(c)	(Forecast Cash Flow Projection);

(i)	promptly, any further information regarding its assets, financial condition and business operations or the financial condition and business operations of any other Security Provider or the Group as the Lender, acting reasonably, requires from time to time; and

(ii)	regular updates on the status of its capital raising efforts.

(d)	(Group Structure Diagram) The Borrower must provide to the Lender an updated Group Structure Diagram on each occasion that the then current Group Structure Diagram becomes incorrect or misleading.

(e)	(Compliance with Accepted Accounting Practices) The Borrower will ensure that the Accounts delivered to the Lender under clause 15.4(b):

(i)	are prepared in accordance with applicable laws and Accepted Accounting Practices consistently applied except to the extent disclosed in them;

(ii)	if audited, give a true and fair view of or, if unaudited, fairly represent the financial condition of the Group for the period to which those Accounts relate and of the results of the operations of the Group for that accounting period; and

(iii)	disclose all material Financial Liabilities and other material contingent liabilities of the Group.

(f)	(Know your client procedures) Each Security Provider will promptly provide to the Lender any documentation and other evidence which is from time to time required by the Lender to comply with its know your client procedures.

(g)	(Provision of further information) Each Security Provider will provide to the Lender:

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(i)	(Special resolutions) on the same date on which the notice is issued, a copy of any notice calling an extraordinary general meeting of it or proposing any special resolutions or other resolutions required to be passed by more than a simple majority of persons entitled to vote, in any case, for consideration by its shareholders;

(ii)	(Reports to members) in the case of the Borrower only, on the same date on which the report or other item is issued, a copy of all reports, accounts, notices and circulars issued by it to any of its shareholders of the Borrower or (if applicable) to ASX Limited or to any other stock exchange; and

(iii)	(Evidence of compliance) as and when required by the Lender, evidence to the satisfaction of the Lender, acting reasonably, proving that the Security Providers are complying with the Obligations and, if applicable, taking steps to remedy any subsisting Event of Default or Potential Event of Default.

(h)	(Notification of certain events) Each Security Provider will immediately notify the Lender in writing if it becomes aware of the occurrence of:

(i)	(Event of Default) any Event of Default or Potential Event of Default;

(ii)	(Litigation) any litigation, arbitration, criminal or administrative proceedings which are current, pending or to its knowledge threatened relating to any Group Member or any Group Member's assets and which involve a claim against any Group Member in excess of $50,000 (or the equivalent in any other currency) or which, if determined adversely to any Group Member, could have a Material Adverse Effect; or

(iii)	(Authorised persons) any change in its Authorised Officers, giving evidence of the authority of any newly appointed Authorised Officer as required under paragraph (a) of the definition of "Authorised Officer" in clause 1.1.

15.5	Cash conservation program and Borrower's activities

(a)	Notwithstanding any other provisions in this agreement, from time to time, the Borrower must:

(i)	if requested by the Lender, implement such actions as are considered reasonably necessary by the Lender after consultation with the Borrower to ensure that the Group will have a positive cash balance at the end of each month until such time as the Offsets for FY17 is anticipated to be paid, with such actions to be materially consistent with the most recent Forecast Cash Flow Projection that is acceptable to the Lender; and

(ii)	ensure that all activities undertaken and expenditure incurred by the Group must substantially be in connection with the launch of the Product;

(b)	The Borrower agrees to implement the program of activities as contemplated in the working capital and cash flow forecast of the Borrower prepared by the Borrower and contained in Schedule 7.

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15.6	Restrictions on Disposals

(a)	(Restriction on Encumbrances) No Security Provider will create, purport or attempt to create or permit to exist, any Encumbrance however ranking over any of its assets (including any Security Property).

(b)	(Transactions similar to security) No Security Provider will:

(i)	sell or otherwise Dispose of any of its assets on terms which permit or require those assets to be leased to or re-acquired by any Group Member;

(ii)	sell or otherwise Dispose of any of its receivables on recourse terms or securitise its receivables; or

(iii)	purchase any asset on terms providing for a retention of title by the vendor or on conditional sale terms or on terms having a similar substantive effect.

(c)	(Disposals) No Security Provider will enter into or make any Disposal of:

(i)	any shares in any Group Member; or

(ii)	any other part of its respective assets or undertaking, unless the Disposal is a Permitted Disposal.

(iii)	The Lender will release from the Securities any asset Disposed of as permitted by this clause 15.6(c).

(d)	(Permitted Encumbrances) Clauses 15.6(a), 15.6(b) and 15.6(c) do not apply to Permitted Encumbrances.

15.7	Liabilities

(a)	(Financial Liabilities) No Security Provider will incur any Financial Liabilities other than the Permitted Financial Liabilities.

(b)	(Restriction on guarantees) No Security Provider will enter into any bond, guarantee or indemnity in favour of any person other than:

(i)	under the Finance Documents;

(ii)	as permitted under clause 16.7(a); or

(iii)	a bond, guarantee or indemnity given by an Security Provider in respect of the obligations of another Security Provider (other than any Financial Liabilities) arising in the ordinary course of ordinary business of that other Security Provider.

(c)	(Leases) No Security Provider will enter into any finance or operating lease of or in respect of any plant or equipment if:

(i)	the plant or equipment proposed to be leased is so important in the production process of that Security Provider that that process would be substantially and adversely affected were the plant or equipment to be repossessed by the lessor for any reason; or

(ii)	the capital value of that plant or equipment in the aggregate is at any time greater than

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(iii)	$100,000 (or the equivalent in any other currency) taking together all leases entered into by the Group Members at the relevant time.

15.8	Use of funds, Distributions and share capital

(a)	(Loans out) No Security Provider will be the creditor in respect of any Financial Liabilities other than in respect of any Permitted Financial Accommodation.

(b)	(Subordinated Financial Liabilities) except as expressly permitted under any Subordination Deed or otherwise with the prior written consent of the Lender, the Security Providers will not:

(i)	repay, or release or waive any rights they may have in respect of, the Permitted Financial Liabilities that are subordinated under a Subordination Deed; and

(ii)	pay any interest in respect of any Permitted Financial Liabilities that are subordinated under a Subordination Deed and will use its best endeavours to procure that any of its shareholders do not exercise any right to enforce repayment of any loan or any interest in respect of any loan that is subordinated under a Subordination Deed.

(c)	(Distributions)

(i)	The Borrower will not declare, make or pay any Distribution other than any other Distribution expressly permitted by the Lender in writing.

(ii)	No Security Provider (other than the Borrower) will declare, make or pay any Distribution other than in favour of or to another Security Provider.

(d)	(Share Capital) No Security Provider will:

(i)	redeem, repurchase, decease, retire or repay any of its share capital or resolve to do so; or

(ii)	issue any share capital to any person unless that share capital will form part of the Security Property.

15.9	Environmental matters

(a)	(Environmental Law) Each Security Provider will:

(i)	obtain all Authorisations required under any Environmental Law in order for it to carry on business;

(ii)	ensure that each of those Authorisations is valid and subsisting;

(iii)	comply in all material respects with the terms and conditions of those Authorisations;

(iv)	ensure that no act or omission occurs in connection with its business which would:

(A)	entitle a Government Authority to make a declaration, or to issue a notice, direction or order, under any Environmental Law;

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(B)	give rise to a nuisance; or

(C)	give rise to any Contamination the investigation and remediation of which would require any material expenditure; and

(v)	ensure that it:

(A)	has in place an appropriate environmental management system for the operation of its business; and

(B)	monitors compliance with all Environmental Laws which are relevant to its business, whether as part of its environmental management system or otherwise.

(b)	(Notice) Each Security Provider will, promptly on receipt, notify the Lender of any claim, notice or other communication received by it in respect of any breach or alleged breach of, or any liability under, any Environmental Law.

(c)	(Indemnity) Each Security Provider will indemnify the Lender and its Delegates (together the Indemnified Parties) against any Cost, loss, damage, claim, demand or action (including any legal costs on a full indemnity basis) suffered or incurred by an Indemnified Party (except, in the case of any Indemnified Party, if caused by its own gross negligence or wilful default) which arises directly or indirectly from:

(i)	any actual or alleged breach of any Environmental Law by any Group Member; or

(ii)	any Contamination associated with the past or present facilities or operations of any Group Member.

15.10	Intellectual Property Rights

Each Security Provider will:

(a)	(Registrations) register and pay all fees, registration Taxes and similar amounts as are necessary to keep the Material Intellectual Property Rights in force and to record the interests of the Security Providers in the Material Intellectual Property Rights;

(b)	(Protection of rights) take all steps as are necessary and commercially reasonable (including the institution of legal proceedings) to prevent third parties infringing the Material Intellectual Property Rights and (without prejudice to clause 16.10(a)) take any other steps as are reasonably practicable to maintain and preserve the interests of the Security Providers in the Material Intellectual Property Rights;

(c)	(No abandonment) not permit any Material Intellectual Property Rights to be abandoned, cancelled or lapse or to be liable to any claim of abandonment for non-use or otherwise;

(d)	(Not adversely affect value) not use or permit any Material Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Material Intellectual Property which may materially and adversely affect the value of the Security Providers; and

(e)	(Ownership of certain IP) ensure that at all times each member of the Group that owns trade marks or other Material Intellectual Property Rights of the Group are Security Providers.

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15.11	Insurance

(a)	(Insurances) Each Security Provider will insure its business and assets, and keep its business and assets insured, in a commercially prudent manner with insurance companies that are reputable and substantial insurers against any risks and liabilities to which the business of the Group is exposed and to the extent as is commercially reasonable having regard to those risks and liabilities. Without limiting this obligation, each Security Provider must effect and maintain the following insurances:

(i)	insurance of the Security Property against loss, theft, damage or destruction;

(ii)	insurance against business interruption, loss of profits, consequential and Drawdownd consequential loss, product liability, professional indemnity (or, if appropriate, civil liability), pollution, Contamination, loss of key executives and public liability;

(iii)	insurance required by any law; and

(iv)	any other insurances required by the Lender, acting reasonably.

(b)	(Terms) Each Security Provider will:

(i)	ensure that all Insurances (other than employers' liability and workers' compensation insurance policies) will have the Lender named as an insured (unless the Lender has notified it otherwise);

(ii)	use reasonable endeavours to ensure that all Insurances (other than employers' liability and workers' compensation insurance policies) include clauses in which the insurer agrees:

(iii)	to waive all rights of subrogation or action that it may have or acquire against all or any of the persons comprising the insured;

(iv)	that the term "insured" applies to each of the persons comprising the insured as if a separate policy of insurance had been issued to each of them (subject always to the overall sum insured not being increased as a result);

(v)	that any non-disclosure, breach of any duty or act or omission by one insured under any Insurance does not prejudice the right of any other insured to claim under that Insurance;

(vi)	ensure that all Insurances will insure the Security Providers' and, where applicable, the Lender's respective insurable interests; and

(vii)	ensure that all Insurances will be for the amounts, cover the risks and contain the terms and conditions as the Lender, acting reasonably, requires.

(c)	(Full replacement value) All Insurances against loss, theft, damage or destruction of the Security Property will be for the full replacement value of the Security Property from time to time.

(d)	(Policies) The Borrower must deliver to the Lender:

(i)	certificates of currency and receipts for the payment of each premium immediately on renewal of any Insurance; and

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(ii)	any other documents relating to the Insurances (including the policies, endorsement slips and all other money payable in respect of any policy) immediately upon request by the Lender.

(e)	(Maintenance of Insurances etc) Each Security Provider will:

(i)	duly and punctually pay or cause to be paid all premiums and other money payable under, and perform and observe the terms of, all Insurances; and

(ii)	ensure that every policy of Insurance contains an agreement by the insurer that, notwithstanding the lapse of that policy (except because of expiration in accordance with its terms) or any right of cancellation of the insurer or any cancellation by any Security Provider (whether voluntary or involuntary), that policy will continue in force for the benefit of the Lender for at least 30 days after notice of cancellation has been sent by certified mail to the Lender and that no reduction in limits or coverage in that policy in whole or part or other material change to the terms of that policy will be effected except with the Lender's prior consent;

(f)	(No liability) The Lender will not incur any liability to any person arising out of a failure by any insurer to meet any claim, for any reason, under any Insurance.

(g)	(Option as to payments) Each sum received under any Insurance will be applied towards the replacement or repair of the property insured or to discharge the relevant liability or to make good the relevant loss covered by the sum received.

15.12	Authorisations

Each Security Provider will:

(a)	(Obtain) obtain all Authorisations required:

(i)	in connection with the execution, delivery and performance of each Finance Document to which it is a party, the transactions contemplated by those Finance Documents and the legality, validity and enforcement of each of those Finance Documents; and

(ii)	for it to carry on business and which are material;

(b)	(Renew) on or before the time and in the manner prescribed by any law, procure the renewal of each of its Material Authorisations and pay or cause to be paid the fees and other sums required in respect of each of its Material Authorisations (including in connection with any renewal) within the time allowed and in the manner prescribed by any applicable law;

(c)	(Production) on request by the Lender, provide to the Lender a copy of each of its Material Authorisations;

(d)	(No cancellation) not do, fail to do or consent to any act, matter or thing as a result of which any of its Material Authorisations is or may be suspended, forfeited, withdrawn, cancelled, refused or rendered void or by which it is disqualified permanently or temporarily from receiving or continuing to hold any of its Material Authorisations;

(e)	(No transfer) not surrender or, without limiting clause 15.6(c), consent to the transfer of any of its Material Authorisations; and

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(f)	(Transfer in blank) (if possible under any applicable law) on request by the Lender, sign and deliver to the Lender a transfer in blank, or any other document approved by the Lender, for each of its Material Authorisations.

15.13	Security Property

Each Security Provider will:

(a)	(Good repair) maintain the Security Property in good repair and condition and in good working order;

(b)	(Operation) diligently operate its assets in accordance with Good Industry Practice;

(c)	(Not to prejudice) not do, fail to do or consent to any act, omission or thing as a result of which any part of the Security Property becomes or could become liable to surrender, forfeiture or cancellation or becomes or could become prejudiced in any manner or the value of any Security as a security to the Lender becomes or could become materially lessened;

(d)	(Protection of Security Property) at the request of the Lender take or defend all legal proceedings that the Lender, acting reasonably, considers necessary or desirable for the preservation, protection or recovery of the Security Property;

(e)	(Documents of title and other securities) lodge with the Lender all:

(i)	certificates, scrip and other indicia of title or interest in any Marketable Securities forming part of the Security Property;

(ii)	negotiable instruments other than cheques forming part of the Security Property;

(iii)	certificates of title to land forming part of the Security Property;

(iv)	all chattel paper (as defined in the PPSA) forming part of the Security Property; and

(v)	other documents of title to the Security Property;

(f)	(Perfect Security Interests) implement policies and practices and take all steps necessary to ensure that all Security Interests which it holds are attached, enforceable and continuously perfected under the PPSA until the obligations they secure are satisfied or they are released for value where a failure to implement the relevant policies and practices or to take the necessary steps could have a Material Adverse Effect; and

(g)	(Register share transfers) notwithstanding any provision contained in its Constitution, each Security Provider will take all steps necessary to approve any transfer of shares in that Security Provider in its share register, in any case, where the transfer arises because of the enforcement of any of the Securities.

15.14	General undertakings

(a)	(Corporate existence) Each Security Provider will do all things necessary to maintain its corporate existence.

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(b)	(Change of business, business plan or scope or nature of research and development activities) No Security Provider will make or threaten to make any material change in the nature of its business, business plan or the scope or nature of its research and development activities as at the date of this agreement (which, for the Security Providers as at the date of this agreement, does not include the hiring, lease or other similar arrangement) or, if later, the date it became a party to this agreement.

(c)	(M&A activity) No Security Provider will enter into any merger or consolidation or make any acquisition of any other person or business or incorporate or acquire any Subsidiary or any interest in a Joint Venture or acquire any shares or other Marketable Securities or make any changes to its share ownership.

(d)	(Arm's length terms) No Security Provider will enter into any transaction with any person otherwise than on arm's length terms and for full commercial value, except for transactions entered into solely with another Security Provider or Security Providers.

(e)	(Constitutional documents) No Security Provider will agree to amend the Constitution of any Group Member in any way which would be likely to adversely affect the Lender's interests under the Finance Documents.

(f)	(Bank accounts) No Security Provider will open or maintain any account with any bank or financial institution providing like services unless that account is held with the Lender or a bank or financial institution to which no Group Member is liable in respect of any Financial Liabilities.

(g)	(Comply with laws) Each Security Provider will comply with all laws applicable to it.

(h)	(Instructions to the Lender) Each Security Provider undertakes to the Lender that it will not instruct the Lender to carry out or process a transaction if the transaction or the processing of the transaction by the Lender would breach any laws or regulations in Australia or any other country, including any AML/CTF laws or Sanctions Laws.

(i)	(Taxes) Each Security Provider will:

(i)	file all Tax returns and other information required to be filed by it with any relevant Tax authority to ensure that it complies with all of its obligations to pay Tax; and

(ii)	pay all Taxes due and payable by it by the due date (except to the extent that payment of any Taxes is being contested in good faith where the Security Providers have sufficient resources to pay those Taxes if a legally binding determination is made and that payment is required).

(j)	(Consolidated tax group) Each Security Provider agrees that it will not make any election as a result of which the Group (or any Group Members) will form a consolidated group for taxation purposes unless:

(k)	each member of the proposed consolidated group is an Security Provider; and

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(l)	all members of the proposed consolidated group have entered into a valid tax sharing agreement in accordance with Division 721 of the Income Tax Assessment Act 1997 (Cth).

(m)	(Auditors) On request from the Lender, each Security Provider will instruct its auditors to:

(i)	discuss the Group's financial position and operations with the Lender; and

(ii)	disclose to the Lender any information which the Lender, acting reasonably, requests regarding the financial condition and operations of the Group or any Group Member.

(n)	(Access) On reasonable notice being given by the Lender, the Borrower will procure that any Delegate or professional advisor of the Lender is allowed (at the Lender's expense) to enter any land or buildings owned or occupied by any Group Member and to have access during normal business hours to the assets, books and records of each Group Member and to inspect the same in each case for the purposes of monitoring compliance with the Finance Documents.

(o)	(Application of proceeds) The Borrower undertakes to use each Drawdown only in accordance with clause 2.2.

(p)	(Subsidiaries) Each Security Provider will ensure that each of its Subsidiaries observes each undertaking in this agreement that is expressed to be binding on any Security Provider (on the basis that a reference to any Security Provider is taken to include each of its Subsidiaries).

(q)	(Tax Advisor) The Borrower must not, without the prior written consent of the Lender, engage another accounting firm as its Tax Advisor.

(r)	(Asset Finance Security Interest) Each Security Provider must use its best endeavours to ensure that each Asset Finance Security Interest is removed from the Personal Property Securities Register within 30 days of the date of this agreement.

(s)	(Warrant) On the date of this agreement, upon receipt of A$1 from the Lender, the Borrower will immediately grant, create and issue to the Lender one registered warrant under the Warrant Instrument.

16	Default and termination

16.1	Events of Default

Each of the events set out in this clause 16.1 is an Event of Default, whether or not the cause is beyond the control of any Security Provider or any other person:

(a)	(Offsets) AusIndustry, Innovation Australia or the Australian Taxation Office providing a notice (a Tax Rebate Notice) to the Borrower, its R&D Advisor or Tax Agent:

(i)	of its refusal to register one or more of the research and development activities that the Borrower, its R&D Advisor or Tax Agent has sought to register with AusIndustry pursuant to clause 16.3(b)(i) and such refusal will, or is likely to, result in a Offsets for a FY (or part of it, as the case may be) being an amount less than the Estimated R&D Rebate;

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(ii)	that a Offsets the Borrower is or is likely to be eligible for in respect of a FY is an amount less than the Estimated R&D Rebate; or

(iii)	that the Offsets that is actually refunded to and received by the Borrower from the Australian Taxation Office in respect of a FY is less than the Estimated R&D Rebate,

and if, after the Borrower has consulted with the Lender for a period of 10 Business Days from the date of the Tax Rebate Notice, either:

(iv)	the Lender determines in good faith that the relevant event in sub- paragraph (i), (ii) or (iii) (as applicable) is not capable of remedy; or

(v)	the Lender determines in good faith that the relevant event in sub- paragraph (i), (ii) or (iii) (as applicable) is capable of remedy and that event has not been remedied to the Lender's satisfaction within 20 Business Days of the date of the Tax Rebate Notice;

(b)	(Failure to pay) any Security Provider does not pay any amount payable by it at or before the due time on the due date and in the manner specified in any Finance Document, unless that default is caused by a technical or administrative error by a bank or financial institution in the transmission of funds and is remedied within two Business Days of its occurrence;

(c)	(Failure to comply) any Security Provider defaults in performing or observing any provision of any Finance Document (other than a provision requiring the payment of money as contemplated by clause 16.1(a) or any other provision specifically referred to in this clause 16.1) or and material law or regulation, and if that default is capable of remedy it has not been remedied within 10 Business Days of its occurrence;

(d)	(Untrue warranty) any representation, warranty or statement made, repeated or taken to been made or repeated in any Finance Document or in any document, of any nature, issued under any Finance Document is proved to be untrue in any material respect when made or repeated or taken to be made or repeated, as the case may be (Misrepresentation) unless:

(i)	that Misrepresentation occurred after the first Utilisation Date; and

(ii)	the circumstances causing the Misrepresentation are capable of remedy and are remedied within 10 Business Days of the occurrence of the Misrepresentation;

(e)	(Breach of undertaking) any Security Provider breaches any undertaking given at any time to the Lender or fails to comply with any condition imposed by the Lender in agreeing to any matter (including any waiver);

(f)	(Default under other transactions)

(i)	any Financial Liability of any Security Provider exceeding $100,000 (or the equivalent in any other currency) becomes, or becomes capable of being declared, prematurely due and payable as a result of a default, an event of default or a review event, however described;

(ii)	any Financial Liability of any Security Provider exceeding $50,000 (or the equivalent in any other currency) or any sum payable in respect of it is not paid when due or within any originally applicable grace period;

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(iii)	any Encumbrance relating to any asset of any Security Provider becomes capable of enforcement;

(iv)	any Encumbrance which is a floating security over any asset of any Security Provider crystallises into, or otherwise becomes, a fixed or specific security;

(g)	(Suspends payment) an Security Provider suspends payment of its debts generally;

(h)	(Event of Insolvency) an Event of Insolvency occurs in relation to any Security Provider;

(i)	(Cessation of business) an Security Provider ceases, or threatens to cease, to carry on all or a material part of its business;

(j)	(Void or voidable) any Finance Document is, becomes or is claimed by any Security Provider to be invalid, void, voidable, unenforceable or of limited force and effect, either in whole or in part;

(k)	(Security) any Security does not create the Encumbrance it purports to create;

(l)	(Repudiation) an Security Provider repudiates, or evidences an intention to repudiate, any Finance Document;

(m)	(Ownership)

(i)	the Borrower ceases to own, legally and beneficially (directly or indirectly), all of the issued shares in each other Security Provider free and clear of all Encumbrances, other than under the Securities; or

(ii)	without prior notification to the Lender of the implications of any changes in the shareholding interests in the borrower to the Borrower’s eligibility to receive the R&D tax incentive, the proportionate shareholding interests of the shareholders of the Borrower change from those existing as at the date of this agreement.

(n)	(Change in control) effective control of any Security Provider is altered from that subsisting at the date of this agreement. For the purpose of this clause 16.1(n) a person or persons has effective control of the Borrower if that person or those persons (acting jointly):

(i)	control the composition of the board of directors of the Borrower;

(ii)	are in a position to cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of the Borrower; or

(iii)	hold more than one-half of the issued share capital of the Borrower excluding any part of that issued share capital which carries no right to participate beyond a specified amount in the distribution of either profits or capital;

(o)	(Illegality) at any time it is unlawful for an Security Provider to perform any of its obligations under any Finance Document;

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(p)	(Reduction in capital) an Security Provider takes action to reduce its share capital;

(q)	(Investigation) any investigation into the affairs or particular affairs of any Security Provider is directed or commenced under the Corporations Act;

(r)	(Cessation or suspension of official quotation) if an Security Provider is listed on ASX Limited or on any other stock exchange, the Borrower ceases to be listed on ASX Limited or on any other stock exchange or trading in its shares is suspended for not less than 14 days;

(s)	(Reserve liability) any meeting of any Security Provider is convened for the purpose of considering or passing a special resolution under section 254N(1) of the Corporations Act (or the equivalent thereof) or a resolution of that type is proposed at any meeting of any Security Provider;

(t)	(Other) any of the events specified in Item 16 of the Loan Details in Schedule 1; or

(u)	(Material Adverse Effect) any event or series of events whether related or not occurs which has or could have a Material Adverse Effect.

16.2	Lender's rights on Event of Default

(a)	If any Event of Default occurs then during the period it subsists the Lender may by notice to the Borrower take any one or more of the following actions:

(b)	declare that an Event of Default has occurred;

(c)	declare that all of the Commitment and any other obligations of the Lender to the Security Providers are cancelled immediately and all fees payable in relation to the Commitment will become immediately due and payable, and those amounts are immediately due and payable;

(d)	declare all Drawdowns, interest on all Drawdowns and all other money the payment or repayment of which forms part of the Obligations immediately due and payable, and those amounts are immediately due and payable;

(e)	at the cost of the Borrower, appoint a firm of independent accountants or other experts to review and report to the Lender on the affairs, financial condition and business of any Security Provider or the Group; and

(f)	collect, or direct the Borrower to provide to the Lender within 3 Business Days of the Event of Default, each of the forms, certificates and other documents referred to in clause 16.14(c).

17	Guarantee and indemnity

17.1	Guarantee

Each Guarantor irrevocably and unconditionally guarantees to the Lender the satisfaction and payment in full of the Obligations.

17.2	Satisfaction of Obligations

If the Borrower does not pay or satisfy any Obligation in full on the due date, each Guarantor will immediately on demand by the Lender satisfy or pay that Obligation in full.

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17.3	Indemnity

Each Guarantor as a separate, additional and primary liability irrevocably and unconditionally agrees to indemnify the Lender and keep the Lender indemnified, against any Cost, loss, damage, claim, demand or action suffered by the Lender arising from:

(a)	any failure by any Security Provider to satisfy the Obligations; or

(b)	any obligation or liability that would otherwise form part of the Obligations being void, voidable or unenforceable against or irrecoverable from any Security Provider for any reason, whether or not the Lender knew or ought to have known of that reason.

17.4	Liability as Guarantor and indemnifier

(a)	Any reference in this clause 18 to the obligations or liabilities of a Guarantor will be construed as a reference to its obligations or liabilities, whether as a guarantor or an indemnifier or both, under this clause 17.

(b)	The use of the expression Guarantor or Security Provider in this agreement in relation to a party is not to be construed as diminishing that party's obligations as an indemnifier.

(c)	The provisions of this clause 17 which preserve the liability of a party as a guarantor apply, appropriately modified, to any liability which arises whether in regard to that party's guarantee or its indemnity under this clause 17.

17.5	Principal obligation

Each obligation of each Guarantor under this clause 17 constitutes a principal, not a secondary or ancillary obligation, to the intent that, without limiting in any way the operation of any of the other provisions of this clause 17, any limitation on the liability of a Guarantor which would otherwise arise by reason of its status as a guarantor, co-guarantor, indemnifier or co-indemnifier, is negatived.

17.6	Absolute and unconditional liability

(a)	The liability of each Guarantor under this clause 17:

(i)	is absolute and is not subject to the performance of any condition precedent or subsequent, including any condition between any Security Provider and the Lender or amongst any two or more Security Providers; and

(ii)	will not be affected by any act, omission, matter or thing which, but for this clause 17.6(b), might release that Guarantor from that liability or reduce the liability of that Guarantor (other than an express release of the relevant Guarantor from all of its liabilities under the Finance Documents) including any of the following:

(b)	(Event of Insolvency) the occurrence before, on or at any time after, the date of this agreement of any Event of Insolvency in relation to any Security Provider;

(c)	(Invalidity) any Finance Document or any payment or other act, the making or doing of which would otherwise form part of the Obligations being or becoming or being conceded to be frustrated, illegal, invalid, void, voidable, unenforceable or irrecoverable in whole or in part for any reason whether past, present or future;

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(d)	(Time or concession) the Lender granting time, waiver or other concession to, or making any composition, arrangement or compromise with any other Security Provider (including to or with the Borrower in respect of the liability of any Guarantor) or any other person;

(e)	(Forbearance) the Lender not exercising or delaying (whether deliberately, negligently, unreasonably or otherwise) in the exercise of any Power it has for the enforcement of any Finance Document or any Obligation;

(f)	(Repudiation) the determination, rescission, repudiation or termination, or the acceptance of any of the foregoing, by the Lender or any other Security Provider of any Finance Document or any Obligation;

(g)	(Variation) any variation to any Finance Document or any Obligation, whether or not that variation is substantial or material or imposes an additional liability on or disadvantages any Security Provider;

(h)	(Release) the full, partial or conditional release or discharge by the Lender or by operation of law of any other Security Provider from any Finance Document or any Obligation;

(i)	(Security Property) the release of any Security Property or the substitution of any property in place of any other Security Property;

(j)	(Loss of Securities) the failure to obtain or perfect any Security or other Encumbrance or the loss or impairment of any Security or other Encumbrance by operation of law or otherwise;

(k)	(Transfer) the transfer, assignment or novation by the Lender or any Security Provider of all or any of its rights or obligations under any Finance Document;

(l)	(Non execution or irregularities) any person, whether named as a party or not, does not execute any Finance Document or the execution of any Finance Document by any person is invalid, forged or irregular in any way; or

(m)	(Disclosure) any failure by the Lender to disclose to any Guarantor any material or unusual fact, circumstance, event or thing known to, or which ought to have been known by, the Lender relating to or affecting any Security Provider at any time before or during the currency of any Finance Document, whether prejudicial or not to the rights and liabilities of any Guarantor and whether or not the Lender was under a duty to disclose that fact, circumstance, event or thing to any Security Provider.

17.7	No merger

The guarantee and indemnity from each Guarantor under this clause 17 is in addition to and does not merge with, postpone, lessen or otherwise prejudicially affect any other provision of any Finance Document or any other Power of the Lender.

17.8	No obligation to gain consent

No Guarantor has any right or entitlement to consent to or be made aware of any event referred to in clause 18.7(b), any transaction between the Lender and any Security Provider or any particulars concerning any obligation or liability that forms part of the Obligations.

17.9	Appropriation

(a)	The Lender is not under an obligation to marshal or appropriate in favour of any Guarantor, or to exercise, apply, transfer or recover in favour of any Guarantor, any Security or any funds or assets which the Lender holds, has a claim on, has received or is entitled to receive, but may do so in the manner and order as the Lender determines in its absolute discretion.

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(b)	The Lender may hold in a suspense account (without liability to pay interest) any money which it receives from any Guarantor, or which it receives on account of any Guarantor's liability under this clause 17 and which the Lender may, at its discretion, appropriate in reduction of that Guarantor's liability under this clause 17 at such time determined by it.

17.10	No set-off or counterclaim

No Guarantor's liability under any Finance Document will be reduced or avoided by any defence, set-off or counterclaim available to any other Security Provider against the Lender.

17.11	Restriction on Guarantor's dealings

(a)	No Guarantor may:

(i)	(No proceedings) institute any proceedings against any other Security Provider or make or join in making any application to any court for an administration, winding up, receivership or other similar order to be made in relation to any other Security Provider;

(ii)	(No demand) unless instructed to do so by the Lender, take any action, make any demand for, lodge any proof of debt or similar claim or accept any money in part or complete satisfaction of, any liability on any account of any other Security Provider (including in relation to any Financial Liability) other than for a liability arising out of the supply of goods and services by that Guarantor to that Security Provider in the ordinary course of that Guarantor's ordinary business and on arm's length terms;

(iii)	(No Encumbrance) create or permit to exist any Encumbrance as security for any obligation which it owes to any other Security Provider or obtain the benefit of any Encumbrance for any obligation which any other Security Provider owes to it; or

(iv)	(No set-off) unless instructed to do so by the Lender, set-off any money owing by that Guarantor against any liability owing to that Guarantor by any other Security Provider or permit any other Security Provider to set-off any money owing by that Security Provider against any liability owing to that Security Provider by that Guarantor.

(b)	Each Guarantor irrevocably appoints the Lender as its attorney to prove in the insolvency of any other Security Provider for all money to which that Guarantor may be entitled from that other Security Provider up to an amount which does not exceed the amount which may be payable by the Guarantor under the Finance Documents. Each Guarantor acknowledges that the Lender may, subject to the terms of this agreement, retain any money which the Lender may receive from any proof on account of that Guarantor's liability under the Finance Documents.

17.12	Claim on a Guarantor

Each Guarantor agrees that the Lender is not required to make any claim or demand on any other Security Provider, or to enforce any Finance Document or any other Power against any other Security Provider, before making any demand or claim on any Guarantor.

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17.13	Waiver of rights

(a)	No Guarantor may exercise any right of contribution, indemnity or subrogation which it might otherwise be entitled to claim and enforce against or in respect of any other Security Provider and irrevocably waives all of those rights of contribution, indemnity or subrogation it may have.

(b)	Without limiting clause 17.13(a), no Security Provider may seek the transfer to it of any Security under any right of subrogation.

17.14	Continuing obligation

The guarantee and indemnity in this clause 17 is a continuing obligation of each Guarantor notwithstanding any termination by that Guarantor, settlement of account, intervening payment, express or implied revocation or any other matter or thing. The Lender will continue to be entitled to the benefit of the guarantee and indemnity from each Guarantor under this clause 17 as regards the satisfaction of all the Obligations after that termination, settlement of account, payment, revocation or other matter or thing until a final discharge has been given to that Guarantor.

18	Additional Guarantors and Security

18.1	Additional Guarantors

(a)	The Security Providers will procure that any wholly owned Subsidiary that becomes a Group Member will accede to this agreement as an Additional Guarantor by signing and delivering to the Lender an Accession Agreement and a general security deed, duly stamped (or a bank cheque in sufficient amount to pay the estimated stamp duty) over all its assets and undertaking (in substantially the same form as the general security deed dated on or about the date of this agreement by the original Security Providers to the Lender) either:

(i)	immediately; or

(ii)	if it is unlawful for that person to immediately become an Additional Guarantor, within 30 days of it becoming a Group Member.

(b)	On or before the date that any Accession Agreement is entered into under clause 18.1(a), the Borrower will procure that the Lender has received all of the documents and evidence listed in Part B of Schedule 2 in respect of the Additional Guarantor, in form and substance satisfactory to the Lender.

18.2	Accession Agreements

(a)	Delivery of any Accession Agreement will constitute confirmation by the relevant Additional Guarantor and the Borrower that (as at the date of the delivery):

(i)	all of the Repeating Representations are true and correct, with reference to the facts and circumstances existing on that date; and

(ii)	no Event of Default or Potential Event of Default is subsisting or will result from the accession of that Additional Guarantor.

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18.3	Additional Security

(a)	Promptly upon request by the Lender (but in any case within 30 days of such request) the Security Providers will procure that each Group Member will execute and deliver to the Lender all Encumbrances in relation to its assets, or any of its assets, as the Lender requires, in form and substance satisfactory to the Lender, including any security agreement governed by any foreign law that the Lender deems necessary or advisable to better secure the assets of an Security Provider or otherwise perfect its Security..

(b)	On each date that an Encumbrance is entered into as contemplated by clause 19.3(a) the Borrower will procure that the Lender has received all of the documents and other evidence listed in Part C of Schedule 2 in respect of that Encumbrance, in form and substance satisfactory to the Lender.

(c)	The Security Providers will at their own expense execute and make all assurances, and do all acts and things as the Lender may, acting reasonably, require for perfecting or protecting the security intended to be afforded by any Encumbrance entered into as contemplated by clause 18.3(a).

19	Indemnities

(a)	The Borrower will on demand by the Lender indemnify the Lender against any Cost, loss, damage or claim which the Lender may sustain or incur as a consequence of:

(i)	any sum payable by any Security Provider under any Finance Document not being paid when due;

(ii)	the occurrence of any Event of Default or Potential Event of Default;

(iii)	a Drawdown requested in a Utilisation Notice not being provided for any reason including failure to fulfil any condition precedent but excluding any default by the Lender;

(iv)	it becoming, after the date of this agreement, unlawful or (as a result of a Change) impossible for the Lender to maintain or give effect to any of its obligations under the Finance Documents;

(v)	any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Security Provider or with respect to any transaction contemplated by any Finance Document;

(vi)	anything in respect of a Security or any Security Property;

(vii)	a liability under any Environmental Law;

(viii)	any information produced or approved by any Group Member under or in connection with the Finance Documents or the transactions they contemplate being or being alleged to be misleading or deceptive in any material respect;

(ix)	the Lender acting on any fax or other notice or on any direct oral or telephone instructions or request reasonably believed by the Lender to originate from any Security Provider or an Authorised Officer of that Security Provider; or

(x)	the Lender receiving payments of principal other than on the last day of an Interest Period for any reason including prepayment in accordance with a Finance Document.

(b)	These Costs, losses, damages and claims will include any loss of margin and the amount determined by the Lender as being any Break Costs suffered or incurred by that Lender by reason of the liquidation or re-employment of deposits or other funds acquired or contracted for by the Lender to fund or maintain any Drawdown.

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(c)	The Lender must, as soon as reasonably practicable after demand by the Borrower, provide a certificate to the Borrower verifying the amount of its Break Costs claimed under clause 19(a).

20	Set-off

After the occurrence of an Event of Default, but only while it subsists, the Financer may, but need not, set off any matured obligation due from an Security Provider to the Lender under the Finance Documents against any obligation owed by the Lender to that Security Provider (whether matured or not).

21	Costs, stamp duties and GST

21.1	Costs

The Borrower must reimburse the Lender on demand for, and indemnifies the Lender against, all Costs (which, in the case of paragraph (i) below, must be reasonable) including legal fees and expenses, External R&D Advisor fees and expenses, costs and disbursements (on a full indemnity basis and determined without taxation, assessment or similar process) incurred in connection with:

(a)	(Preparation) negotiating, preparing, executing, delivering, stamping, registering, completing, varying, releasing and discharging any Finance Document or ancillary document and any subsequent consent, agreement, approval, waiver or amendment relating to any Finance Document or ancillary document;

(b)	(Enforcement) exercising, waiving, enforcing or preserving, or attempting to exercise, enforce or preserve, any Power under the Finance Documents, including any Costs incurred in the evaluation of any matter of material concern to the Lender or the investigation of any matter which the Lender determines, acting reasonably, may be an Event of Default or Potential Event of Default; and

(c)	(Enquiries) any enquiry by a Government Authority involving or in relation to any Group Member, any transaction contemplated by the Finance Documents or the Security Property.

21.2	Security Provider to bear cost

Anything which must be done by an Security Provider under any Finance Document, whether or not at the request of the Lender, must be done at the cost of the Security Provider.

21.3	Stamp duty

The Borrower:

(a)	must promptly pay all stamp duty, transaction, registration and similar Taxes, including fines and penalties which may be payable to, or required to be paid by, any appropriate Government Authority or determined to be payable in connection with the execution, delivery, performance or enforcement of the Finance Documents or any payment, receipt or other transaction contemplated by them; and

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(b)	indemnifies the Lender against any loss or liability incurred or suffered by it as a result of the delay or failure by the Borrower to pay any Taxes as required in accordance with clause 21.3(a).

21.4	GST

(a)	The consideration payable for any supply made by or through the Lender under or in connection with any Finance Document does not include GST.

(b)	If GST is payable in respect of any supply made by or through the Lender under or in connection with any Finance Document (GST Liability) then:

(i)	where consideration is provided by an Security Provider in relation to that supply, that Security Provider will pay an additional amount to the Lender equal to the full amount of the GST Liability; and

(ii)	except where clause 21.4(b)(i) applies, the Borrower will indemnify and keep the Lender indemnified for the full amount of the GST Liability.

(c)	If required by law, the Lender will provide to the relevant Security Provider a tax invoice complying with the relevant law relating to any payment made to it in accordance with this clause 21.4(b).

(d)	Any payment or reimbursement required to be made to the Lender under any Finance Document that is calculated by reference to a Cost or other amount paid or incurred will be limited to the total Cost or other amount less the amount of any input tax credit or other credit to which the Lender is entitled for the acquisition to which the Cost or other amount relates.

22	Assignments and confidentiality

22.1	Successors and assigns

This agreement is binding on and enures to the benefit of each party to it and its respective successors and permitted assigns.

22.2	Assignments by Security Providers

No Security Provider can assign, novate or otherwise transfer any of its rights or obligations under any Finance Document without the prior written consent of the Lender.

22.3	Assignments by Lender

The Lender may assign all or any of its rights or transfer all or any of its rights or obligations under the Finance Documents to any person it determines at any time.

22.4	Confidentiality

(a)	Subject to clause 22.4(b), each party agrees not to disclose information or documents in relation to any other party that is not publicly available (including the existence or contents of any Finance Document).

(b)	Clause 22.4(a) does not apply to any disclosure of information or documents:

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(i)	in any proceeding arising out of or in connection with any Finance Document to the extent that the disclosure is deemed by the disclosing party necessary to protect its interests;

(ii)	where the information is in the public domain other than as a result of a breach by the disclosing party of this clause 22.4;

(iii)	if required to do so under a binding order of any Government Authority or any procedure for discovery in any proceedings;

(iv)	if required to do so under any Binding Requirement (except that this paragraph does not permit the Lender to disclose any information of the kind referred to in section 275(1) of the PPSA, to the extent that disclosure can be resisted under subsection 275(6) of the PPSA);

(v)	otherwise as required or permitted by any Finance Document;

(vi)	to a disclosing party's Related Bodies Corporate, its legal advisors, investors, potential investors and its consultants as long as it advises them of the confidential nature of the information or documents or that nature is clear from the circumstances of the disclosure;

(vii)	by the Lender to a proposed assignee or transferee of any rights or obligations under any Finance Document or to any sub-participant or other person with whom any other transaction may be entered into under which payments may be made by reference to any Finance Document or any Security Provider;

(viii)	by the Lender to an investor or potential investor of a fund managed by the Lender or its Related Bodies Corporate;

(ix)	by the Lender with the Borrower's prior consent; or

(x)	by an Security Provider with the Lender's prior written consent.

Each party authorises the disclosures made in accordance with clauses 22.4(b)(i) to 22.4(b)(viii) except that no announcement (including to any securities exchange) regarding the execution or completion of the Facility or this agreement may be made without the prior consent of the Lender (not to be unreasonably delayed).

(c)	If the Lender forms the view that, in its reasonable opinion, it is required to disclose information obtained in connection with the Finance Documents to any person in order to comply with any sanctions, the parties agree that, to the extent permitted by law, such disclosure will not breach any duty of confidentiality owed by the Lender to any other party to this document.

(d)	This clause 22.4 will survive only until the third anniversary of the date on which all Drawdowns are fully and finally repaid.

23	Governing law and jurisdiction

23.1	Governing law

This agreement is governed by the law of the State of Victoria, Australia.

23.2	Jurisdiction

Each Security Provider irrevocably:

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(a)	submits to the non-exclusive jurisdiction of the courts of the State of Victoria, Australia and the courts competent to determine appeals from those courts, with respect to any proceedings that may be brought at any time relating to any Finance Document; and

(b)	waives any objection it may now or in the future have to the venue of any proceedings, and any claim it may now or in the future have that any proceedings have been brought in an inconvenient forum, if that venue falls within clause 23.2(a)(i).

24	Miscellaneous

24.1	Certificate of Lender

A certificate or determination in writing signed by the Lender or an Authorised Officer of the Lender certifying:

(a)	an amount payable by an Security Provider under any Finance Document is sufficient evidence of the matters to which it relates; and

(b)	any other act, matter or thing relating to any Finance Document is sufficient evidence of those matters unless the contrary is proved.

24.2	Notices

(a)	Except as otherwise specified in any other Finance Document, each communication (including each notice, consent, approval, request or demand) under or in connection with any Finance Document:

(i)	must be legible and in writing or, subject to clause 24.2(c), dispatched by electronic communication;

(ii)	must be addressed or dispatched by electronic communication to the addresses specified in Items 14 and 20 of the Loan Details in Schedule 1 (or as otherwise notified, in the case of the Security Providers, to the Lender and, in the case of the Lender, to the Borrower, from time to time or when it becomes a party to the Finance Documents).

(iii)	must be signed, or in the case of electronic communication dispatched, by the sender or by an Authorised Officer of the sender;

(iv)	must be delivered by hand or posted by prepaid post to the address, dispatched by electronic communication or sent by fax to the facsimile number, in each case, provided for in accordance with clause 24.2(a)(ii);

(v)	is taken to be received by the addressee:

(vi)	(in the case of prepaid post) on the second Business Day after the date of posting;

(vii)	(in the case of fax) at the time in the place to which it is sent equivalent to the time shown on the transmission confirmation report produced by the fax machine from which it was sent;

(viii)	(in the case of delivery by hand) on delivery; and

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(ix)	(in the case of electronic communication) on the electronic communication entering a system outside the control of the sender, or the first of those systems where the electronic communication enters successively two or more systems.

(b)	Subject to clause 24.2(c), if under any provision of any Finance Document any notice or other communication is required to be in writing that requirement is taken to have been satisfied if the person giving the notice or other communication gives that notice or other communication by electronic communication in accordance with this clause 24.2.

(c)	Despite any other provision of any Finance Document:

(i)	each Drawdown Notice; and

(ii)	any notice or other communication which must be given, served or made under or in connection with clause 16.2 or if not given, served or made under a Finance Document may give rise to an Event of Default, must be in writing in order to be valid.

(d)	Each communication sent in accordance with this clause 24.2 may be relied on by the recipient if the recipient, acting reasonably, believes the communication to be genuine and if it appears to be executed by or on behalf of the sender in accordance with clause 24.2(a)(iii) (or as otherwise required in accordance with any other Finance Document) or to have been sent from the email address of an Authorised Officer of the sender (without the need for further enquiry or confirmation).

(e)	Any communication sent or received by the Borrower in accordance with this clause 24.2 will be taken to have been sent or received by each of the Security Providers.

24.3	Continuing obligation

Each Finance Document constitutes a continuing obligation regardless of any settlement of account, intervening payment, express or implied revocation or any other matter or thing until a final discharge has been given to the Security Providers.

24.4	Settlement conditional

(a)	The Lender will immediately become re-entitled against the relevant Security Provider to all rights (including under any Finance Document) as it had immediately before a release or discharge where:

(i)	a payment, receipt or other transaction relied on by the Lender at any time to release or discharge an Security Provider from its obligations in whole or part under any Finance Document or Security or any payment, receipt or other transaction to or in favour of the Lender or has that effect; and

(ii)	that payment receipt or transaction is subsequently is claimed by any person to be void, voidable or capable of being set aside for any reason, including under an Insolvency Provision or under the general law; and

(iii)	that claim is upheld or is conceded or compromised by the Lender.

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(b)	On the occurrence of an event in clause 24.4(a), Security Provider must, to the extent permitted by law:

(i)	immediately do all things and execute all documents as the Lender may, acting reasonably, require to restore to the Lender all those rights; and

(ii)	indemnify the Lender against all Costs and losses suffered or incurred by it in or in connection with any negotiations or proceedings relating to the claim or as a result of the upholding, concession or compromise of the claim.

24.5	Further acts and documents

(a)	The Security Providers must promptly do all further acts and execute and deliver all further documents (in form and content satisfactory to the Lender, acting reasonably, and at the entire Cost of the Security Providers) required by law or requested by the Lender, acting reasonably, to give effect to each Finance Document or to perfect or improve the Powers afforded or created, or intended to be afforded or created, by any Finance Document.

(b)	Without limiting clause 24.5(a), if the Lender determines that a Finance Document (or a transaction related to a Finance Document) is or contains a Security Interest, each Security Provider agrees to promptly do anything (including amending any Finance Document or executing any new document) which the Lender reasonably requires for the purposes of:

(i)	ensuring that the Security Interest is enforceable, perfected (including, where possible, by control in addition to registration) and otherwise effective; or

(ii)	enabling the Lender to apply for registration, or give any notification, in connection with the Security Interest so that the Security Interest has the priority required by the Lender; or

(iii)	enabling the Lender to exercise rights in connection with the Security Interest.

24.6	Attorney

(a)	Each Security Provider irrevocably appoints the Lender and each Authorised Officer of the Lender jointly and severally the attorney of the Security Provider, in the Security Provider's name and on the Security Provider's behalf, at any time and in any manner as the Lender in its absolute discretion thinks fit to do all acts necessary or proper to:

(i)	further or fully assure any Finance Document to the Lender; and

(ii)	perfect the Powers afforded or created, or intended to be afforded or created, by any Finance Document.

(b)	Each attorney may exercise its powers under this clause 24.6 notwithstanding that this may result in a conflict between the duty of that attorney to any Security Provider and either the interests of that attorney or any Related Body Corporate or other related person of that attorney or another duty of that attorney.

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24.7	Severance

(a)	If at any time any provision of any Finance Document is or becomes illegal, invalid, void or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair the legality, validity or enforceability:

(i)	in that jurisdiction of any other provision of that Finance Document; or

(ii)	under the law of any other jurisdiction of that or any other provision of that Finance Document.

24.8	Powers cumulative

The Powers conferred by each Finance Document on the Lender are cumulative and in addition to all other Powers available to the Lender by law or under any other Finance Document.

24.9	Waiver

(a)	Failure to exercise or enforce, or a delay in exercising or enforcing, or the partial exercise or enforcement of, any Power provided by law or under any Finance Document by the Lender does not preclude, or operate as a waiver of, the exercise or enforcement, or further exercise or enforcement, of that or any other Power provided by law or under any Finance Document.

(b)	A waiver or consent given by the Lender under any Finance Document is only effective and binding on the Lender if it is given or confirmed in writing by the Lender.

(c)	No waiver of a breach of a term of a Finance Document operates as a waiver of another breach of that term or of a breach of any other term of any Finance Document.

24.10	Consents

A consent required under any Finance Document from the Lender may be given or withheld, or may be given subject to any conditions, as the Lender (in its absolute discretion) thinks fit, unless the Finance Document expressly provides otherwise.

24.11	Indemnities

(a)	Each indemnity in each Finance Document is a continuing obligation, separate and independent from the other obligations of the parties, and survives termination, completion or expiration of the Finance Documents.

(b)	It is not necessary for the Lender to incur any expense or to make any payment before enforcing a right of indemnity conferred by any Finance Document.

24.12	Time of the essence

Time is of the essence in respect of each Security Provider's obligations under the Finance Documents.

24.13	Moratorium legislation

To the fullest extent permitted by law, the parties expressly contract out of all laws which at any time operate directly or indirectly to:

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(a)	lessen or affect in favour of any Security Provider any obligation under any Finance Document; or

(b)	delay or otherwise prevent or prejudicially affect the exercise by the Lender of any Power under any Finance Document or otherwise.

24.14	Binding on each signatory

Each Finance Document binds and is enforceable against each party despite:

(a)	any other person not executing a Finance Document or its execution being defective in any way; or

(b)	any obligation or liability of any other party under a Finance Document not being binding or enforceable against that party for any reason.

24.15	Counterparts

Any Finance Document may be executed in any number of counterparts and by the parties on separate counterparts. Each counterpart constitutes an original of that Finance Document, and all together constitute one document.

24.16	Entire agreement

To the extent permitted by law, in relation to their subject matter, the Finance Documents:

(a)	embody the entire understanding of the parties, and constitute the entire terms agreed by the parties; and

(b)	supersede any prior written or other agreement of the parties.

25	No representation by or reliance

Each Security Provider acknowledges that:

(a)	the Lender does not have any duty to supply it with information in relation to or affecting the other Security Providers or the Lender before the date of this agreement or during the currency of any Finance Document;

(b)	it has relied on its own inquiries as to the other Security Providers, the nature and extent of the entire relationship between each of them and the Lender (whether or not recorded in the Finance Documents) and the nature and effect of the Finance Documents; and

(c)	it does not enter into any Finance Document in reliance on any representation, promise, statement, conduct or inducement by or on behalf of the Lender or any other Security Provider, except for any inducement expressly set out in the Finance Documents.

26	Capacity of trustee

(a)	Subject to clause 26(b) the parties agree that [inset name of any trustee to operate Direction Account] (Trustee) is a party to this agreement only in its capacity as trustee for the [name of trust] Trust (Trust).

(b)	A liability arising under or in connection with this agreement is limited to and can be enforced against Trustee only to the extent to which it can be satisfied out of assets and property of the Trust, out of which Trustee is actually indemnified for the liability. This limitation of Trustee's liability applies despite any other provision of this agreement except clause 26(d).

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(c)	The other parties to this agreement may not sue Trustee in any capacity other than as trustee of the Trust, including seek the appointment of a receiver (except as set out in clause 26(d)), receiver and manager, a liquidator, an administrator or any similar person to Trustee or prove in any liquidation, administration or arrangement of or otherwise affect Trustee except as set out in clause 26(d).

(d)	The provisions of clauses 26(a), (b) and (c) do not apply to any obligation or liability of Trustee to the extent that it is not satisfied because under the Trust's constitution, or by operation of law, there is a reduction in the extent of Trustee 's indemnification out of the assets or property of the Trust, as a result of the fraud, negligence or breach of trust by Trustee.

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Schedule 1 - Loan Details

Particulars of Facility and Loan Details

Item 1	Borrower	Immuron Limited (ACN 063 114 045) of Suite 1, 1233 High Street, Armadale, Victoria, Australia 3143

Item 2	Security Provider	Immuron Limited (ACN 063 114 045) of Suite 1, 1233 High Street, Armadale, Victoria, Australia 3143

Item 3	Lender	Grandlodge Capital Pty Ltd [ACN 056 187 467] of Level 1, Suite 10, 248 Maroondah Highway, Chirnside Park, Victoria, Australia. 3116

Item 4	Trustee	The CFO Solution Pty Ltd

Item 5	Commitment	Closing/Drawdown 1 - $ 500,000

Item 6	Drawdowns	One Drawdown, that shall not in total exceed the Commitment, each equivalent to the lesser of:

(a) an amount equivalent up to 80% of the Estimated Offsets accrued but not yet received up to the proposed drawdown date in respect of the Reference R&D Period to which the Drawdown relates as specified in the Approved R&D Advisor’s Report less any adjustment or clawback to the Offsets available to the Borrower including any member of its tax consolidated group;

(b) the amount in column 3 of the table below that is adjacent to the Drawdown.

Drawdown No.	Availability Period	Amount	Reference R&D Period

Drawdown 1	See clause 1.1	$ 500,000	1 Jul 2016 to 31 Dec 16

Item 7	Interest Rate	15% per annum, payable at the end of the term

Item 8	Establishment Fee	$0 for legal and administration costs payable upfront

Item 9	Commitment Fee	4% per annum line fee on undrawn Drawdown Amounts

Item 10	Termination Date	In respect of Drawdown 1: 31 December 2017.

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Particulars of Facility and Loan Details

Item 11	Repayment Date	The earlier of:

(a) The date Borrower receives the payment of Offsets under the R&D Incentive Program relating to the relevant FY; and

(b) Successful completion of NASDAQ IPO capital raising; and

(c) Termination Date.

Item 12	Purpose	Funding of R&D expenditure related to Immuron’s research product commercialisation activities; any Facility related fees and for general working capital purposes

Item 13	Security	Original Security Interest from Security Provider registerable under the Personal Property Securities Act 2009 (Cth) in respect of assets of the Borrower, including the Borrower’s right to the Offsets, plant and equipment, intellectual property and the Designated Account up to the amount of the Drawdown plus outstanding Interest and costs incurred in recovery of same;

• Deed of Guarantee and Indemnity from related Security Provider or Guarantor companies or persons of the Borrower’s obligations under the Facility

Item 14	Additional Conditions Precedent (if any)	Payment of all fees and expenses owing to the Lender

Item 15	Additional Documentary Conditions Precedent (if any)	1.	Approved R&D Advisor Report: In respect of each Drawdown, a report in a form and substance satisfactory to the Lender from the Approved R&D Advisor addressed to the Borrower opining as to:

(a) the eligibility for registration under the R&D Tax Incentive of the research and development activities in respect of the R&D Program conducted and to be conducted by the Borrower during the Reference R&D Period to which the Drawdown relates;

(b) the estimated quantum of the Offset in respect of the Reference R&D Period to which the Drawdown relates arising from expenditure that has been or will be incurred by the Borrower during the Reference R&D Period to which the Drawdown relates and where:

(1) in the case of Drawdown 1 the expenditure in relation to no less than 75% of the Estimated Offset has been incurred during the Reference R&D Period.

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Particulars of Facility and Loan Details

Item 16	Additional Termination Events	N/A

Item 17	Specified Information	[detail and presentations, reports, disclosures relied on by Lender in providing Facility]

Item 18	Capital City	Melbourne, Victoria, Australia.

Item 19	Security Provider’s details	Immuron Limited (ACN 063 114 045) of Suite 1, 1233 High Street, Armadale, Victoria, Australia 3143

Item 20	Lender’s details	Immuron Limited (ACN 063 114 045) of Suite 1, 1233 High Street, Armadale, Victoria, Australia 3143

Item 21	End of FY	30 June 2017

Item 22	Tax Agent	Anthony Bowles
MPR Group Pty Ltd
Southbank, Victoria, 3006

Item 23	Approved R&D	Alun Needham
	Advisor	KPMG
Melbourne, Victoria 3000

Item 24	Permitted financial
liabilities

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Schedule 2 – Documentary Conditions Precedent

A.	Conditions precedent to be delivered before Drawdown 1/Closing

1.	A duly executed verification certificate in the form set out in Schedule 5 executed by two directors or a director and company secretary or (if applicable) the sole director and company secretary of the Borrower and each Guarantor and containing all the documents and things referred to in that schedule and any other documents listed in this Schedule 2 – Part A as required to be certified.

2.	A certified extract of the resolutions of the directors of the Borrower:

(a)	approving the Facility;

(b)	authorising the execution by the Borrower of each Finance Document to which it is a party and the performance by it of its obligations under those Finance Documents; and

(c)	appointing an Authorised Officer or Authorised Officers.

3.	A certified extract of the resolutions of the directors of each Guarantor:

(a)	approving the giving of the guarantee and indemnity by that Guarantor under this agreement and entry into each Finance Document to which that Guarantor is a party;

(b)	confirming that it is in that Guarantor's best interests to enter into those Finance Documents;

(c)	authorising the execution by that Guarantor of those Finance Documents and the performance by it of its obligations under those Finance Documents; and

(d)	appointing an Authorised Officer or Authorised Officers.

4.	If any Finance Document will be executed by the Borrower or the Guarantor under power of attorney, the original, or a certified copy, of that power of attorney or those powers of attorney, duly executed.

5.	The Finance Documents duly executed by all parties and, if necessary, stamped and in registrable form (or if not stamped the Lender is satisfied it has received from the Borrower and the Guarantor sufficient funds to pay the estimated stamp duty) together with all duly completed forms, notices and other documents required to register or file those documents with the appropriate Government Authority.

6.	An opinion, addressed to the Lender, of the legal advisors to the Lender as to all matters relating to the Borrower, the Guarantor and the Finance Documents as the Lender may require.

7.	A certified copy of each notice required to be despatched under any Original Security and all acknowledgments relating to those notices.

8.	A certified copy of each of the documents specified in Item 15 of the Loan Details in Schedule 1 set out in Schedule 1.

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For the purposes of Part A of this Schedule 2, "certified" means certified in the form required by the Lender.

B.	Conditions precedent to be delivered in respect of each Additional Guarantor

1.	Each Accession Document, signed by the Borrower and the Additional Guarantor (as applicable) together with all duly completed forms, notices and other documents required to register or file those documents with the appropriate Government Authority.

2.	A duly executed verification certificate in the form of Schedule 5 executed by 2 directors or a director and company secretary or (if applicable) the sole director and company secretary of the Additional Guarantor and containing all the documents and things referred to in that schedule and any other documents listed in this Schedule 2 – Part B as required to be certified.

3.	A certified extract of the resolutions of the directors of the Additional Guarantor:

(a)	approving the terms of, and the transactions contemplated under, the Accession Documents to which that Additional Guarantor is a party;

(b)	confirming that entry into those Accession Documents is in the best interests of that Additional Guarantor;

(c)	authorising the execution by that Additional Guarantor of those Accession Documents and the performance by it of its obligations under that those Accession Documents; and

d)	appointing an Authorised Officer or Authorised Officers.

4.	If any Accession Document is to be executed by the Additional Guarantor under a power of attorney, the original of that power of attorney, duly executed.

5.	An opinion, addressed to the Lender, of the legal advisors to the Lender as to those matters relating to the Additional Guarantor and the Accession Documents as the Lender may require.

6.	If the Additional Guarantor is incorporated outside Australia, an opinion, addressed to the Lender, of the legal advisors to the Lender in the relevant jurisdiction as to those matters relating to the Additional Guarantor and the Accession Documents as the Lender may require.

7.	If the Additional Guarantor is incorporated outside Australia, evidence that a process agent has been appointed for the purposes of accepting service of notice under all Finance Documents to which the Additional Guarantor is a party.

8.	All documentation and other evidence requested by the Lender to comply with its know your client procedures in respect of the Additional Guarantor and any of their nominated authorised officers.

For the purposes of Part B of this Schedule 2, "certified" means certified in the form required by the Lender.

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C.	Conditions precedent to be delivered in respect of each Additional Security

1.	A duly executed verification certificate in the form of Schedule 5 executed by two directors or a director and company secretary or (if applicable) the sole director and company secretary of the relevant Security Provider and containing all the documents and things referred to in that schedule and any other documents listed in this Schedule 2 – Part C as required to be certified.

2.	A certified extract of resolutions of the directors of the relevant Security Provider:

(a)	approving the giving of the Security;

(b)	confirming that it is in that Security Provider's best interests to enter into the Security; and

(c)	authorising the execution by that Security Provider of the Security and the performance of its obligations under the Security.

3.	If the Security is to be executed by the relevant Security Provider under power of attorney, the original of that power of attorney, duly executed.

4.	The Security, duly executed by the relevant Security Provider and, if necessary, stamped and in registrable form (or if not stamped, the Lender is satisfied it has received from the relevant Security Provider sufficient funds to pay the estimated stamp duty) together with all duly completed forms, notices and other documents required to register or file those documents with the appropriate Government Authority.

5.	An opinion addressed to the Lender, of the legal advisors to the Lender as to those matters relating to the relevant Security Provider and the Security as the Lender may require.

6.	If the relevant Security Provider is incorporated outside Australia, an opinion addressed to the Lender, of the legal advisors to the Lender in the relevant jurisdiction as to those matters relating to the relevant Security Provider and the Security as the Lender may require.

7.	A certified copy of each notice required to be despatched under the Security and all acknowledgments relating to those notices.

For the purposes of Part C of this Schedule 2, "certified" means certified in the form required by the Lender

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Schedule 3 – Form of Drawdown Notice

To:	Grandlodge Capital Pty Ltd [ACN 056 187 467] of Level 1, Suite 10, 248 Maroondah Highway, Chirnside Park, Victoria, Australia. 3116 (Lender)

From:	Immuron Limited ACN 063 115 045 (Borrower)

Date:	24th Day of April 2017

DRAWDOWN NOTICE

R&D Tax Incentive Prepayment Facility Agreement dated 24th Day of April 2017 (Facility Agreement)

Dear Sir or Madam,

This document is formal notice under clause 4.1 of the Facility Agreement that the Borrower requires a Drawdown as follows:

Drawdown:	1
Drawdown Date:	24th Day of April 2017
Amount:	$ 500,000
Payment Instructions:
Account Name:	Immuron Limited Trust Account
BSB No:	083-170
Account No:	94-150-6476
Reference:	R&D Loan

We confirm that:

1.	each Repeating Representation is true and correct on the date of this Drawdown Notice and will be true and correct on the proposed Drawdown Date (both before and after the Drawdown is made) in each case with reference to the facts and circumstances existing at that time; and

2.	all Accession Agreements and Securities required by the terms of the Facility Agreement to be entered into on or before the Drawdown Date have been, or will on the Drawdown Date be, duly executed and delivered to the Lender together with all other documents and evidence required by the Finance Documents to be delivered to the Lender in connection with those Accession Agreements and Securities.

Yours faithfully

For and on behalf of Borrower

Thomas Liquard

Chief Executive Officer (CEO)

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Schedule 4 – Accession Agreement

Date

Parties

1.	[Insert full name of relevant Additional Guarantor [ABN] (Additional Guarantor)

2.	Immuron Limited ACN 063 115 045 (Borrower)

3.	[Borrower] ABN [#] (Lender)

Background

A.	On [insert date], the Borrower and the Lender, amongst others, entered into an agreement entitled "R&D Tax Incentive Prepayment Facility Agreement" (Facility Agreement).

B.	This agreement is entered into in accordance with clause 19 of the Facility Agreement.

Operative provisions

1.	Definitions and interpretation

(a)	Unless otherwise defined, expressions used in this agreement have the meanings given to them in the Facility Agreement.

(b)	Clause 1.2 of the Facility Agreement applies to this agreement as if it was set out in full in this agreement.

2.	Agreements, confirmations and representations

(a)	The Additional Guarantor:

(i)	enters this agreement for valuable consideration, the receipt of which is acknowledged;

(ii)	irrevocably and unconditionally agrees to:

A.	become, with effect on and from the date of this agreement, a Guarantor and Security Provider under the Facility Agreement;

B.	be bound by the Facility Agreement in those capacities with effect on and from the date of this agreement; and

C.	perform its obligations as a Guarantor and Security Provider under the Facility Agreement.

(iii)	makes in favour of the Lender each Repeating Representation with reference to the facts and circumstances existing at the date of this agreement on the basis that each reference to an Security Provider in clause 14 of the Facility Agreement includes a reference to the Additional Guarantor and each reference to a Finance Document includes this agreement and each other Finance Document to which the Additional Guarantor is a party; and

(iv)	acknowledges that:

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A.	the Lender does not have any duty to supply it with information in relation to or affecting the other Security Providers or the Lender before the date of this agreement or during the currency of any Finance Document;

B.	it has relied on its own inquiries as to the other Security Providers, the nature and extent of the entire relationship between each of them and the Lender (whether or not recorded in the Finance Documents) and the nature and effect of the Finance Documents; and

C.	it does not enter into this agreement in reliance on any representation, promise, statement, conduct or inducement by or on behalf of the Lender or any other Security Provider, except for any inducement expressly set out in the Finance Documents.

(b)	The parties to this agreement (other than the Additional Guarantor) agree amongst themselves and with the Additional Guarantor that the Additional Guarantor will become party to the Facility Agreement with effect on and from the date of this agreement as a Guarantor and Security Provider.

(c)	The Borrower enters into this agreement on its own behalf and on behalf of each other Security Provider (other than the Additional Guarantor).

(d)	This is an Accession Agreement for the purposes of the Facility Agreement.

3.	Governing law

(a)	This agreement is governed by the law of the State of Victoria in Australia.

Executed as an agreement.

To be signed by the Additional Guarantor, the Borrower and the Lender.

Address for notices of the Additional Guarantor: Address:

Email:

Attention:

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Schedule 5 – Verification Certificate

To:	Grandlodge Capital Pty Ltd [ACN 056 187 467] (Lender)

From:	Immuron Limited ACN 063 115 045 (Borrower)

Date:	24th Day of April 2017

R& D Tax Incentive Prepayment Facility Agreement dated 24th Day of April 2017 with Immuron Limited ACN 063 115 045 (Facility Agreement)

VERIFICATION CERTIFICATE

We, [insert names] are [insert capacities - director/secretary] of [insert name of Security Provider] (Security Provider).

A term defined in the Facility Agreement has the same meaning when used in this certificate. We have been authorised by the Security Provider to give this certificate.

1.	Relevant documents

Attached to this certificate are true, complete and up to date copies of each of the following:

(a)	a duly executed power of attorney granted by the Security Provider authorising execution of the Finance Documents to which it is a party;]

(b)	extracts of resolutions of the directors of the Security Provider in relation to the Finance Documents to which it is expressed to be a party [and the granting of the power of attorney referred to in clause 1(a)];

(c)	each notice required to be despatched under the [Original] Security and all acknowledgements relating to those notices; and

(d)	[each of the documents specified in Item 15 of the Loan Details in Schedule 1].

2.	Certifications

We certify as follows:

(a)	each document, [power of attorney] and resolutions referred to in clause 1 is in full force and effect and has not been amended, modified or revoked;

(b)	the Security Provider, before entering into any Finance Document to which it is a party, has, in connection with the execution, delivery and performance of each such Finance Document, complied with Chapter 2E and Part 2J.3 of the Corporations Act 2001 (Cth) (or the equivalent provisions of the law of the jurisdiction of incorporation of the relevant Security Provider);

(c)	in determining to enter into the Finance Documents, the directors of that Security Provider acted in good faith in the best interests of that Security Provider and that Security Provider is not insolvent and will not become insolvent as a result of entry into the Finance Documents to which it is a party;

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(d)	no Authorisations are required for the entry into or performance of by the Security Provider of the Finance Documents to which it is expressed to be a party;

(e)	all insurance policies are in existence as required under and in compliance with the Finance Documents and the Lender has been named as an insured under the insurance policies (other than employers' liability and workers' compensation insurance policies);

(f)	all Encumbrances in respect of any of the assets of any Group Member (including the Security Provider) which are not permitted by the Finance Documents have been released by the person in whose favour they were granted; and

(g)	all Financial Liabilities of any Group Member (including the Security Provider) which are not permitted by the Finance Documents have been fully and finally repaid.

3.	Authorised Officers

The following signatures are the true signatures of each of the Authorised Officers of the Borrower as at the date of this certificate:

Name

Position

Signature

Signature of director	Signature of company secretary/director

Full name of director	Full name of company secretary/director

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Schedule 6 – Group Structure Diagram

71

Schedule 7 – Agreed Cashflow Forecast

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Executed as a deed and delivered on the date shown on the first page.

Executed by Immuron Limited ACN 063 115 045 Immuron Limited [ACN 063 114 045] in accordance with section 127 of the Corporations Act 2001:

Director	Director

ROGER ASTON	DANIEL POLLOCK
Name of Director	Name of Director
(BLOCK LETTERS)	(BLOCK LETTERS)

Executed by Grandlodge Capital Pty Ltd
[ACN 056 187 467] in accordance with
section 127 of the Corporations Act 2001:

Director

PETER ANASTASIOU
Name of Director
(BLOCK LETTERS)

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